Exhibit (p)(15)(iii)

A I M ADVISORS, INC.

ADVISORY COMPLIANCE POLICIES AND PROCEDURES

VOLUME II

No: II.A	Release Date: 09/30/92	Revision Date: 09/23/00

TITLE OF PROCEDURES:	AIM FUNDS CODE OF ETHICS

These Procedures Apply to:	AIM Advisor Funds
AIM Equity Funds
AIM Funds Group
AIM International Funds, Inc.
AIM Investment Securities Funds
AIM Special Opportunities Funds
AIM Summit Fund
AIM Tax-Exempt Funds
AIM Variable Insurance Funds
Short-Term Investments Co.
Short-Term Investments Trust
Tax-Free Investments Co.
AIM Investment Funds
AIM Growth Series
AIM Series Trust
AIM Floating Rate Fund

Purpose of These Procedures:	The purpose of the Code of Ethics and related procedures of each fund are intended to foster compliance with federal and state securities laws and regulations and to define high standards of ethical conduct that are expected to be met by all employees and directors.

Responsibilities:	AIM’s Ethics Committee is responsible for determining revisions to AIM’s Code of Ethics. All employees and directors are responsible for complying with AIM’s Code of Ethics.

Page

II.A.

AIM FUNDS

CODE OF ETHICS

OF

[Name of AIM Fund]

WHEREAS, [Name of Fund] (the “Company”) is a registered investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, Rule 17j-1 under the 1940 Act requires the Company to adopt a Code of Ethics (“the Code”); and

NOW, THEREFORE, the Company hereby adopts the following Code, effective as of September 23, 2000.

I.	Definitions

For the purpose of the Code the following terms shall have the meanings set forth below:

A.	“Access person” means any director, trustee, or officer of the Company This Code shall not be applicable to access persons who are subject to Code of Ethics adopted by the Company’s investment advisor or principal underwriter. Accordingly, access persons who are independent directors/trustees, as defined in Section I.H. below, are covered under this Code.

B.	“Affiliated persons” or “Affiliates” means

1.	any employee or access person of the Company, and any member of the immediate family (defined as spouse, child, mother, father, brother, sister, in-law or any other relative) of any such person who lives in the same household as such person or who is financially dependent upon such person;

2.	any account for which any of the persons described in Section I.B.1. hereof is a custodian, trustee or otherwise acting in a fiduciary capacity, or with respect to which any such person either has the authority to make investment decisions or from time to time give investment advice; and

3.	any partnership, corporation, joint venture, trust or other entity in which any employee of the Company or access person of the Company directly or indirectly, in the aggregate, has a 10% or more beneficial interest or for which any such person is a general partner or an executive officer.

C.	“Control” means the power to exercise a controlling influence over the management or policies of a corporation. Any person who owns beneficially, either directly or through one or more controlled corporations, more than 25% of the voting securities of a corporation shall be presumed to control such corporation.

D.	“Security” is defined in the same manner as set forth in Section 2(a)(36) of the 1940 Act.

E.	“Purchase or sale of a security” includes the writing of an option to purchase or sell a security.

F.	“Security held or to be acquired” by the Company means any security that, within the most recent fifteen (15) days:

1.	is or has been held by the Company, or

2.	is being or has been considered by the Company for purchase by the Company.

G.	“Beneficial ownership of a security” is defined in the same manner as set forth in Rule 16a-1(a)(2) promulgated under the Securities Exchange Act of 1934.

H.	“Independent director/trustee” means directors and/or trustees who are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act.

II.	Compliance with Governing Laws, Regulations and Procedures

A.	Each access person shall comply strictly with all applicable federal and state laws and all rules and regulations of any governmental agency or self-regulatory organization governing his or her activities.

B.	Each access person shall comply strictly with procedures established by the Company to ensure compliance with applicable federal and state laws and regulations of governmental agencies and self-regulatory organizations.

C.	Access persons shall not knowingly participate in, assist, or condone any acts in violation of any statute or regulation governing securities matters, nor any act that would violate any provision of this Code or any rules adopted thereunder.

III.	Confidentiality of Transactions

A.	Information relating to the Company’s portfolio and research and studies activities is confidential until publicly available. Whenever statistical information or research is supplied to or requested by the Company, such information must not be disclosed to any persons other than as duly authorized by the President or the Board of Directors/Trustees of the Company. If the Company is considering a particular purchase or sale of a security, this must not be disclosed except to such duly authorized persons.

IV.	Ethical Standards

A.	Access persons shall conduct themselves in a manner consistent with the highest ethical standards. They shall avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest, or the appearance of a conflict of interest, with the Company or which may be otherwise detrimental to the interests of the Company.

B.	Conflicts of interest generally result from a situation in which an individual has personal interests in a matter that is or may be competitive with his responsibilities to another person or entity (such as the Company) or where an individual has or may have competing obligations or responsibilities to two or more persons or entities. In the case of the relationship between the Company on the one hand, and access persons and their respective affiliates on the other hand, such conflicts may result from the purchase or sale of securities for the account of the Company and for the personal account of the individual involved or the account of any affiliate of such person. Such conflict may also arise from the purchase or sale for the account of the Company of securities in which an access person or employee of the Company (or an affiliate of such person) has an interest. In any such case, potential or actual conflicts must be disclosed to the Company, and the first preference and priority must be to avoid such conflicts of interest wherever possible and, where they unavoidably occur, to resolve them in a manner not disadvantageous to the Company.

V.	Activities and Transactions of Access Persons

A.	No access person shall recommend to, or cause or attempt to cause, the Company to acquire, dispose of, or hold any security (including, any option, warrant or other right or interest relating to such security) which such access person or an affiliate of such access person has direct or indirect beneficial ownership, unless the access person shall first disclose to the Board of Directors/Trustees all facts reasonably necessary to identify the nature of the ownership of such access person or his or her affiliate in such security.

B.	No access person or affiliate of such access person shall engage in a purchase or sale of a security (including, any option, warrant or other right or interest relating to such security), other than on behalf of the Company, with respect to any security, which, to the actual knowledge of such access person at the time of such purchase or sale, is (i) being considered for purchase or sale by the Company; or (ii) being purchased or sold by the Company.

C.

The prohibitions of Section V.B. above shall not apply to: purchases or sales effected in any account over which the access person has no direct or indirect influence or control; purchases or sales which are non-volitional on the part of either the access person or the Company; purchases that are part of an automatic dividend reinvestment plan; purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and, purchases or sales which receive the prior approval of the President of the Company because they are only remotely potentially harmful to the Company because they would be very unlikely to affect trading in or the market value of the security, or because they clearly are not related economically to the securities to be purchased, sold or held by the Company.

D.	If, in compliance with the limitations and procedures set forth in this Section V, any access person or an affiliate of such person shall engage in a purchase or sale of a security held or to be acquired by the Company, first preference and priority must be given to any transactions that involve the Company, and the Company must have the benefit of the best price obtainable on acquisition and the best price obtainable on disposition of such securities.

E.	If, as a result of fiduciary obligations to other persons or entities, an access person believes that such person or an affiliate of such person is unable to comply with certain provisions of the Code, such access person shall so advise the Board of Directors/Trustees in writing, setting forth with reasonable specificity the nature of such fiduciary obligations and the reasons why such access person believes such person is unable to comply with any such provisions. The Board of Directors/Trustees may, in its discretion, exempt such access person or an affiliate of such person from any such provisions, if the Board of Directors/Trustees shall determine that the services of such access person are valuable to the Company and the failure to grant such exemption is likely to cause such access person to be unable to render services to the Company. Any access person granted an exemption (including, an exception for an affiliate of such person) pursuant to this Section V.E. shall, within three business days after engaging in a purchase or sale of a security held or to be acquired by a client, furnish the Board of Directors/Trustees with a written report concerning such transaction, setting forth the information specified in Section VI.B. hereof.

VI.	Reporting Procedures

A.	Except as provided by Sections VI.C., VI.D., VI.F. hereof, every access person shall report to the Board of Directors/Trustees and to the Code of Ethics Officer of A I M Advisors, Inc. (“AIM”) the information described in Section VI.B. hereof with respect to transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security (whether or not such security is a security held or to be acquired by a client); provided, however, that any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

B.	Every report required to be made pursuant to Section VI.A. hereof shall be made not later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall contain the following information:

1.	The date of the transaction, the title, and the number of shares or the principal amount of each security involved;

2.	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

3.	The price at which the transaction was effected; and

4.	The name of the broker, dealer or bank with or through whom the transaction was effected.

C.	Notwithstanding the provisions of Section VI.A. and VI.B. hereof, no person shall be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

D.

Notwithstanding the provisions of Section VI.A., VI.B., and VI.F. hereof, an access person who is not an “interested person” of the Company within the meaning of Section 2(a)(19) of the 1940 Act, and who would be required to make a report solely by reason of being a director/trustee of the Company, need only report a transaction in a security if such director/trustee, at the time of the transaction, knew or, in the ordinary course of fulfilling his official duties as a director/trustee of the Company, should have known, that, during the 15-day period immediately preceding or after the date of the transaction by the director/trustee, such security is or was purchased or sold, or considered by the Company or its investment advisor for purchase or sale by the Company.

E.	Every access person who beneficially owns, directly or indirectly, 1/2% or more of the stock of any company the securities of which are eligible for purchase by the Company shall report such holdings to the Company.

F.	Every transaction by an access person, including independent directors/trustees, in securities of AMVESCAP PLC shall be reported no later than ten days after the transaction was effected in the manner described in Sections VI.B. 1 through 4 above.

G.	Transactions in the following types of securities are exempt from the reporting provisions herein: open-end management companies, as defined in Sections 5(a)(1) and 4(2) of the 1940 Act; variable annuities, variable life products and other similar unit-based insurance products issued by insurance companies and insurance company separate accounts; securities issued by the United States government, its agencies or instrumentalities; and money market instruments, as defined by AIM’s Code of Ethics Officer.

VII.	Review Procedures

A.	The reports submitted by access persons pursuant to Section VI.B. hereof shall be reviewed at least quarterly by the AIM’s Code of Ethics Officer as well as the Board of Directors/Trustees or such other persons or committees as shall be designated by the Board of Directors/Trustees, in order to monitor compliance with this Code.

B.	If it is determined by the Board of Directors/Trustees or AIM’s Code of Ethics Officer that a matter has arisen contrary to the provisions of this Code, such matter shall be reported immediately to the independent counsel for the independent directors/trustees of the Company and, if not previously reported by or to AIM, to AIM’s Code of Ethics Officer within 30 days of submission of reports to the outside counsel.

VIII.	Amendments to the Code

A.	The Board of Directors/Trustees of the Company, including a majority of the independent directors/trustees, must approve any material changes or amendments to the Code no less than six months following the date such changes or amendments are made. The Company’s Board of Directors/Trustees must base its approval upon a determination that the Code contains provisions reasonably necessary to prevent “access persons” from violating the anti-fraud provisions of the rule.

IX.	Records Retention

A.	The following records must be retained for the Company: copies of the Code and any amendment thereto; records of any violation of the Code and any action taken as of result of the violation; any report made pursuant to the Code by any access person; records of all persons who are or were subject to the Code and of persons responsible for reviewing reports made by persons subject to the Code; and a copy of each report made to the Board of Directors/Trustees pursuant to Rule 17j-1(c)(2)(ii) of the 1940 Act. These records must be maintained in an easily accessible place in a manner consistent with Rule 17j-1(f), but generally for not less than five years after the end of the fiscal year after amendments were approved; reports were made; information provided; or violations occurred pursuant to the provisions of the Code.

A I M MANAGEMENT GROUP INC.

CODE OF ETHICS

(Adopted May 1, 1981)

(As Last Approved by the AIM Fund’s Board on December 2, 2004 effective January 1, 2005)

WHEREAS, the members of the AIM Management Group are A I M Management Group Inc. (“AIM Management”) and A I M Advisors, Inc. (“AIM Advisors”) and its wholly owned and indirect subsidiaries (individually and collectively referred to as “AIM”); and

WHEREAS, certain members of AIM provide investment advisory services to AIM’s investment companies and other clients; and

WHEREAS, certain members of AIM provide distribution services as principal underwriters for AIM’s investment company clients; and

WHEREAS, certain members of AIM provide shareholder services as the transfer agent, dividend disbursing agent and shareholder processing agent for AIM’s investment company clients; and

WHEREAS, the investment advisory business involves decisions and information which may have at least a temporary impact on the market price of securities, thus creating a potential for conflicts of interest between the persons engaged in such business and their clients; and

WHEREAS, the members of AIM have a fiduciary relationship with respect to each portfolio under management and the interests of the client accounts and of the shareholders of AIM’s investment company clients must take precedence over the personal interests of the employees of AIM, thus requiring a rigid adherence to the highest standards of conduct by such employees; and

WHEREAS, every practical step must be taken to ensure that no intentional or inadvertent action is taken by an employee of AIM which is, or appears to be, adverse to the interests of AIM or any of its client accounts, including the defining of standards of behavior for such employees, while at the same time avoiding unnecessary interference with the privacy or personal freedom of such employees; and

WHEREAS, the members of AIM originally adopted a Code of Ethics (“the Code”) on May 1, 1981, and adopted amendments thereto in January 1989, October 1989, April 1991, December 6, 1994, December 5, 1995, December 10, 1996, September 01, 1999, February 24, 2000, and September 27, 2002 and June 10, 2003 and now deem it advisable to update and revise this Code of Ethics (“Code”) in light of new the current regulatory environment; and

NOW, THEREFORE, the Boards of Directors of AIM Management and AIM Advisors hereby adopt the following revised Code pursuant to the provisions of Rule 17j-1 under the Investment Company Act of 1940 (“1940 Act”), and Rule 204A-1 under the Investment Adviser Act of 1940.

I.	Applicability

A.	The provisions of AIM’s Code shall apply to officers, directors and employees (as hereinafter designated) of AIM. Unless otherwise indicated, the term “employee” as used herein means: (i) all officers, directors and employees of AIM Advisors and its wholly owned and indirect subsidiaries and (ii) officers, directors and employees of AIM Management who have an active part in the management, portfolio selection, underwriting or shareholder functions with respect to AIM’s investment company clients or provide one or more similar services for AIM’s non-investment company clients.

B.	The Code shall also apply to any person or entity appointed as a sub-advisor for an AIM investment company client account unless such person or entity has adopted a code of ethics in compliance with Section 17(j) of the 1940 Act or Rule 204A-1 under the Investment Advisers Act; or, in the event that such person or entity is domiciled outside of the United States, has adopted employee standards of conduct that provide equivalent protections to AIM’s client accounts. In performing sub-advisory services, such person or entity will be subject to the direction and supervision of AIM, and subject to the policies and control of the Boards of Directors/Trustees of the respective AIM investment company client(s).

II.	Interpretation and Enforcement

A.	The Chief Executive Officer of AIM shall appoint an Ethics Committee (“Committee”). The Committee shall have the responsibility for interpreting the provisions of the Code, for adopting and implementing Procedures for the enforcement of the provisions of the Code, and for determining whether a violation of the provisions of the Code, or of any such related Procedures has occurred. The Committee will appoint AIM’s Chief Compliance Officer to monitor personal investment activity by “Covered Persons” (as defined in the Procedures adopted hereunder), both before and after any trade occurs, monitor personal investment activity of all other AIM employees, officers and directors, and to prepare periodic and annual reports, conduct education seminars and obtain employee certifications as deemed appropriate. The Chief Compliance Officer may designate a supervised person to perform these duties but retains responsibility for establishing reasonable monitoring processes and adequacy and accuracy of all reporting duties under these procedures. In the event of a finding that a violation has occurred requiring significant remedial action, the Committee shall take such action as it deems appropriate on the imposition of sanctions or initiation of disgorgement proceedings. The Committee shall also make recommendations and submit reports prepared by the Chief Compliance Officer to the Boards of Trustees of AIM’s investment company client accounts.

B.	If a sub-advisor has adopted a code of ethics in accordance with Section 17(j) of the 1940 Act, then pursuant to a sub-advisory agreement with AIM, it shall be the duty of such sub-advisor to furnish AIM with a copy of the following:

•	code of ethics and related procedures of the sub-advisor, and a periodic statement (e.g. quarterly) as to its employees’ compliance therewith;

•	any statement or policy on insider trading adopted pursuant to Section 204A under the 1940 Act; and the procedures designed to prevent the misuse of material non-public information by any person associated with such sub-advisor; and

•	such other information as may reasonably be necessary for AIM to report to the Boards of Trustees of its investment company client account(s) as to such sub-advisor’s adherence to the Boards’ policies and controls referenced in Section I.B. above.

III.	Procedures Adopted Under the Code

From time to time, AIM’s Committee shall review and approve Procedures to carry out the intent of the Code. Among other things, the Procedures require new employees to complete an Asset Disclosure Form, a Brokerage Accounts Listing Form and such other forms as deemed appropriate by the Committee. Such Procedures are hereby incorporated into the Code and are made a part of the Code. Therefore, a violation of the Procedures shall be deemed a violation of the Code itself.

IV.	Compliance with Governing Laws, Regulations and Procedures

A.	Each employee shall have and maintain knowledge of and shall comply strictly with all applicable federal and state laws and all rules and regulations of any governmental agency or self-regulatory organization governing his/her actions as an employee.

B.	Each employee shall comply with all laws and regulations, and AIM’s prohibitions against insider trading. Trading on or communicating material non-public information, or “inside information”, of any sort, whether obtained in the course of research activities, through a client relationship or otherwise, is strictly prohibited.

C.	Each employee shall comply with the procedures and guidelines established by the Committee and/or the Chief Compliance Officer to ensure compliance with applicable federal and state laws and regulations of governmental agencies and self-regulatory organizations. No employee shall knowingly participate in, assist, or condone any act in violation of any statute or regulation governing AIM or any act that would violate any provision of this Code, or of the Procedures adopted hereunder.

D.	Each employee shall have and maintain knowledge of and shall comply with the provisions of this Code and any Procedures adopted hereunder.

E.	Each employee having supervisory responsibility shall exercise reasonable supervision over employees subject to his/her control, with a view to preventing any violation by such persons of applicable statutes or regulations, AIM’s corporate procedures, or the provisions of the Code, or the Procedures adopted hereunder.

F.	Any employee obtaining evidence that an act in violation of applicable statutes, regulations or provisions of the Code or of any Procedures adopted hereunder has occurred shall immediately report such evidence to the Chief Compliance Officer of AIM. Such action by the employee will remain confidential, unless the employee waives confidentiality or federal or state authorities compel disclosure. Failure to report such evidence may result in disciplinary proceedings and may include sanctions as set forth in Section VI hereof.

V.	Ethical Standards

A.	Employees shall conduct themselves in a manner consistent with the highest ethical and fiduciary standards. They shall avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest with AIM or its client accounts, or which may be otherwise detrimental to the interests of the members of AIM or its client accounts.[1]

B.	Employees shall act in a manner consistent with their fiduciary obligation to clients of AIM, and shall not deprive any client account of an investment opportunity in order to personally benefit from that opportunity.

C.	Without the knowledge and consent of the Committee, employees shall not engage in a business activity or practice for compensation in competition with the members of AIM. All employees shall obtain the written approval of the Committee to participate on a board of directors/trustees or advisory committee of any of the following organizations:

•	publicly traded company, partnership or trust;

•	hospital or philanthropic institution;*

[1]	Conflicts of interest generally result from a situation in which an individual has a personal interest in a matter that is or may be competitive with his or her responsibilities to other persons or entities (such as AIM or its client accounts) or where an individual has or may have competing obligations or responsibilities to two or more persons or entities. In the case of the relationship between a client account on the one hand, and AIM, its officers, directors and employees, on the other hand, such conflict may result from the purchase or sale of securities for a client account and for the personal account of the individual involved or the account of any “affiliate” of such individual, as such term is defined in the 1940 Act. Such conflict may also arise from the purchase or sale for a client account of securities in which an officer, director or employee of AIM has an economic interest. Moreover, such conflict may arise in connection with vendor relationships in which such employee has any direct or indirect financial interest, family interests or other personal interest. To the extent of conflicts of interest between AIM and a vendor, such conflicts must be resolved in a manner that is not disadvantageous to AIM. In any such case, potential or actual conflicts must be disclosed to AIM and the first preference and priority must be to avoid such conflicts of interest wherever possible and, where they unavoidably occur, to resolve them in a manner that is not disadvantageous to a client.

•	local or state municipal authority;* and/or

•	charitable organization.*

*	These restrictions relate to organizations that have or intend to raise proceeds in a public securities offering. For those non-profit organizations that do not intend to raise proceeds in a public securities offering, and whose directorship/trusteeship are held in a non-compensatory manner, written approval by the Committee is not required, but such employees must notify the Chief Compliance Officer (or designee).

In the relatively small number of instances in which the Committee approves a request by an AIM employee to serve as a director or on an advisory committee, such person must agree to be isolated from those making investment decisions through AIM’s “Chinese Wall” Procedures.

D.	Each employee, in making an investment recommendation or taking any investment action, shall exercise diligence and thoroughness, and shall have a reasonable and adequate basis for any such recommendation or action.

E.	Each employee shall not attempt to improperly influence for such person’s personal benefit any investment strategy to be followed or investment action to be taken by the members of AIM for its client accounts.

F.	No person who has involvement with pricing portfolio securities of a client shall attempt to unduly influence the price received or to be received by AIM from a pricing source for any portfolio security.

G.	Each employee shall not improperly use for such person’s personal benefit any knowledge, whether obtained through such person’s relationship with AIM or otherwise, of any investment recommendation made or to be made, or of any investment action taken or to be taken by AIM for its client accounts.

H.	Employees shall not disclose any non-public information relating to a client account’s portfolio or transactions or to the investment recommendations of AIM, nor shall any employee disclose any non-public information relating to the business or operations of the members of AIM, unless properly authorized to do so.

I.	Employees shall not accept, directly or indirectly, from a broker/dealer or other vendor who transacts business with AIM or its client accounts, any gifts, gratuities or other things of more than de minimis value or significance that their acceptance might reasonably be expected to interfere with or influence the exercise of independent and objective judgment in carrying out such person’s duties or otherwise gives the appearance of a possible impropriety. For this purpose, gifts, gratuities and other things of value shall not include unsolicited entertainment so long as such unsolicited entertainment is not so frequent or extensive as to raise any question of impropriety. No employee may give or accept cash gifts or cash equivalents to or from a client, prospective client, or any entity that does business with or on behalf of the advisor.

J.	Employees of AIM shall not participate in initial public offerings of securities nor acquire an interest in any such security immediately prior to or during such initial public offering.

K.

All personal securities transactions by AIM employees must be conducted consistent with this Code and the Procedures adopted hereunder, and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of such employee’s position of trust and responsibility. Each employee is prohibited from engaging in excessive short term trading in any Fund advised by AIM. This procedures will be monitored using the procedures outlined in Section N below. Unless an exemption is available, AIM employees who are deemed to be “Covered Persons” as defined in the Procedures adopted hereunder, shall pre-clear and subsequently report (confirm) all personal securities transactions in securities in accordance with the Procedures adopted hereunder. AIM employees who are not be deemed to be

“Covered Persons” must report (confirm) all personal securities transactions in accordance with the Procedures adopted hereunder.

L.	Each employee shall refrain from engaging in personal securities transactions in connection with a security that is not registered under Section 12 of the Securities Act of 1933 (i.e., a private placement security) unless such transaction has been pre-approved by the Chief Compliance Officer, or designee. Approval will not be given if the Chief Compliance Officer, or designee, determines that a conflict of interest between the AIM employee and an AIM client could arise within the next 13 months.

M.	Employees, who are deemed to be “Covered Persons” as defined in the Procedures adopted hereunder, may not engage in a transaction in connection with the purchase or sale of a security within seven calendar days before and after an AIM investment company client trades in that same (or equivalent) security or for those securities under consideration for purchase/sale by the Chief Investment Officer, or designee, responsible for oversight of the Portfolio, including analysts, unless the de minimis exemption is available.

N.	Each employee, who is deemed to be a “Covered Person” as defined in the Procedures adopted hereunder, may not purchase and voluntarily sell, or sell and voluntarily purchase the same (or equivalent) securities of the same issuer within 60 calendar days unless such employee complies with the disgorgement procedures adopted by the Committee. Subject to certain limited exceptions set forth in the related Procedures, any transaction under this provision may result in disgorgement proceedings for any profits received in connection with such transaction by such employee. Access Persons, as defined in the Procedures, which includes “Covered” persons, may not purchase and voluntarily sell, or sell and voluntarily purchase shares of the same investment company advised or distributed by AIM or AIM affiliates including AIM’s affiliated advisors and distributors (“affiliated investment company”) within 60 calendar days (excluding affiliated money market funds and systematic pre-arranged transactions).

O.	Each employee is prohibited from executing a transaction (other than systematic pre-arranged transactions) in an affiliated investment company while such employee is in possession of material non-public information that may affect the value of a security held by such Fund, as well as the Fund’s net asset value. Because not every circumstance can be described whereby an employee must refrain from trading in such Funds when a significant event takes place or may take place in the near future, employees are expected to act in the highest fiduciary manner when executing transactions in affiliated investment companies.

VI.	Sanctions

Employees violating the provisions of AIM’s Code or any Procedures adopted hereunder may be subject to sanctions, which may include, among other things, restrictions on such person’s personal securities transactions; a letter of admonition, education or formal censure; fines, suspension, reassignment, demotion or termination of employment; or other significant remedial action. Employees may also be subject to disgorgement proceedings for transactions in securities that are inconsistent with Sections V.L. and V.M. above. Violations of federal or state securities laws may also be reported to appropriate regulatory or enforcement agencies.

VII.	Additional Disclosure

This Code and the related Procedures cannot, and do not, cover every situation in which choices and decisions must be made, because other company policies, practices and procedures (as well as good common sense) and good business judgment also apply. Every person subject to this Code should read and understand these documents thoroughly. They present important rules of conduct and operating controls for all employees. Employees are also expected to present questions to the attention of their supervisors and to the Chief Compliance Officer (or designee) and to report suspected violations as specified in these documents.

For the Boards of Directors: The AIM Management Group and its subsidiaries

by:	/s/ Mark Williamson
Mark Williamson

December 2, 2004
Date

THE AIM MANAGEMENT GROUP

REGULAR COMPLIANCE PROCEDURES RELATING TO AIM’S PERSONAL SECURITIES

TRADING

(As Revised December 2, 2004 effective January 1, 2005)

I.	Introduction

These rules and procedures (collectively, “Procedures”) have been adopted by the Ethics Committee (“Committee”) of AIM Management Group (which consists of A I M Management Group Inc., A I M Advisors, Inc. and their wholly owned and indirect subsidiaries) to carry out the intent of AIM’s Code of Ethics (“Code”), and are incorporated by reference into and made a part of AIM’s Code. The Code must be approved by A I M Management Group Inc. (“AIM Management”), A I M Advisors, Inc. (“AIM Advisors”) and by each of the Boards of Trustees of the AIM Funds.

A.	Code of Ethics Committee

1.	The following officers of AIM are members of the Ethics Committee:

•	Members of the Office of the Chief Executive

•	Director of Investments

•	Director of Legal and Compliance

•	Chief Compliance Officer

•	Chief Equity Officer

•	Director of Equity Research

•	Director of Cash Management

•	Chief Operating Officer - Investments

2.	The Committee has the following responsibilities:

•	to establish the requirements of the Code and these Procedures;

•	to interpret the provisions of the Code and these Procedures;

•	to determine whether violations of the Code or these Procedures have occurred;

•	to determine the nature of any sanctions that may be imposed against employees for violations of the Code or these Procedures; and

•	to approve AIM’s Chief Compliance Officer’s report to the Board of Directors of AIM, AMVESCAP Plc, and Boards of Directors/Trustees of AIM’s investment company client accounts.

3.	The Committee meets no less frequently than annually to review the provisions of the Code and these Procedures. The Chief Compliance Officer, or designee, calls other meetings of the Committee when it appears that a possible violation of the Code or these Procedures has occurred or that the Committee should meet for other purposes, such as to consider changes to the Code or to these Procedures. A majority of the members of the Committee will constitute a quorum, provided that either the Chief Executive Officer or other senior officer who is a member of the Chief Executive’s Office must be present in order to have a quorum. A majority of the members present at a meeting constitutes the vote required for any action taken by the Committee. Special meetings of the Committee may be called by any member of the Committee to discuss matters that are deemed to warrant immediate attention.

II.	Applicability

These Procedures apply to (i) all officers, directors and employees of AIM Advisors and its wholly owned and indirect subsidiaries and (ii) officers, directors and employees of AIM Management who have an active part in the management, portfolio selection, underwriting or shareholder functions with respect to AIM’s investment company clients or provide one or more similar services for AIM’s non-investment company clients. Any questions regarding the Code or these Procedures should be referred to the Chief Compliance Officer (or designee) or the General Counsel of AIM. These procedures may also apply to persons affiliated with a service provider under contract with AIM or temporary personnel and to employees of professional organizations who conduct business on behalf of, or for AIM, and for whom no substantially similar Code of Ethics or related procedures have been adopted by the sponsoring entity.

III.	Prohibitions

The Committee has determined that the following courses of conduct are prohibited for all employees:

A.	Insider Trading

AIM forbids any employee from trading, either personally or on behalf of others (including client accounts managed by AIM), on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as “insider trading”. This policy applies to every person subject to the Code and extends to activities within and outside their duties at AIM. See Section IV.B (page 3). for more information on “insider trading”.

B.	Disclosure of Confidential Information

Except in the ordinary course of assigned duties, employees may not disclose to any non-employee or any party unrelated to AIM, information concerning particular securities that are held or being considered for purchase or sale by client accounts, or information concerning client accounts or any other information deemed confidential by AIM.

C.	Trading in Securities on AIM’s Restricted List

Employees are prohibited from engaging in any personal securities transactions in a security on AIM’s Restricted List. See Section IV.C.7.A(1) for more information on this prohibition.

D.	Solicitation or Acceptance of Gifts and Gratuities

Except as noted below, an employee may not solicit or accept from a broker/dealer or other vendor that transacts business with AIM or its client accounts, any gifts or gratuities or other things of value. For this purpose, gifts and gratuities and other things of value do not include unsolicited entertainment (including meals or tickets to cultural or sporting events) so long as such unsolicited entertainment is not so frequent or extensive as to raise any question of impropriety. An employee may not accept unsolicited gifts or other things of value of more than de minimis value from any person or entity that does business with or on behalf of an AIM investment company client account. In any such case, the value may not exceed $100 per giver per year. No employee may give or accept cash gifts or cash equivalents to or from a client, prospective client, or any entity that does business with or on behalf of the advisor.

E.	Independent Practice for Compensation

Employees may not undertake a business activity or practice for compensation that is in competition with AIM unless they have received the written consent of the Chief Executive Officer of AIM Management. For this purpose, “business activity or practice” includes any service that AIM currently makes available for compensation. In addition, AIM employees are prohibited from serving on the board(s) of directors/trustees of certain organizations without prior written approval from the Committee (see Section V.C. of the Code). In the relatively small number of instances in which board service is authorized, employees serving as directors normally should be isolated from those making investment decisions through “Chinese Wall” or other procedures.

Employees must also avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest with AIM or its client accounts, or that may be otherwise detrimental to the interest of the members of AIM or its client accounts. Such conflict may also arise from the purchase and sale for a client account of securities in which an officer, director or employee of AIM has an economic interest. Moreover, such conflict may arise in connection with vendor relationships in which such employee has any direct or indirect financial interest, family interests or other personal interest. Such conflicts must be resolved in favor of the AIM client, or if a vendor, in favor of AIM.

F.	Depriving Client Accounts of Investment Opportunities

The failure of an employee to recommend an investment opportunity to, or to purchase an investment opportunity for, a client account in order to obtain a personal benefit is considered a course of conduct that deprives a client account of an investment opportunity. Therefore, such conduct is considered to be a violation of Section V.B. of the Code. An example of this type of prohibited conduct is to effect a personal transaction in a security and to intentionally fail to recommend, or to fail to effect, a suitable client account transaction in such security in order to avoid the appearance of a conflict of interest.

G.	“Scalping” or “Front-Running”

Employees may not acquire or dispose of financial interest in a security if such acquisition or disposition is based upon the employee’s knowledge of actions already taken, being taken or being considered by AIM on behalf of any of its client accounts. Such prohibited conduct is considered to violate one or more of Sections V.A., V.B. and V.F. of the Code. Examples of this type of prohibited conduct include:

•	to gain a personal financial interest, an employee uses knowledge of a future purchase of a security by a client account and buys the security or acquires financial interest in the security before the client account buys the security (known as front running); or

•	to gain a personal financial interest, an employee uses knowledge of a future sale of a security by a client account and sells the security for any account with respect to which the employee has a financial interest before the client account sells the security (e.g., the employee sells short a security based on knowledge of a future sale of the security by a client account) (known as scalping).

H.	Oral and Written Presentations

Employees who make oral and/or written presentations to the public, brokers, or advisory representatives and agents shall adhere to all regulatory requirements promulgated by federal agencies and national regulatory organizations.

IV.	Group Policies Governing AIM Employee Securities Transactions

A.	Core Principles (All Employees)

1.	Employees have a duty to serve the best interests of clients and not to engage in conduct that is in conflict with such interests.

2.	Employees are prohibited from mis-using “inside information”, including inside information obtained regarding AMVESCAP’s businesses, client holdings or transactions, and the operation of AMVESCAP’s affiliated investment companies.

3.	Employees are permitted to acquire shares of AMVESCAP PLC (“AMVESCAP”) through authorized share purchase schemes (including the AMVESCAP International Sharesave Plan) and otherwise in a manner consistent with applicable law.

4.	Employees are encouraged to invest in mutual funds, unit trusts and other collective investment vehicles sponsored by subsidiaries of AMVESCAP; however, employees are prohibited from engaging in transactions in such investment vehicles in a way adverse to AIM’s fiduciary obligations to clients. Additionally, shares of affiliated investment companies, other than those traded on a recognized exchange, should be held at, and all transactions must be processed through, the AIM Investment Services, AMVESCAP Retirement Services and any other affiliated transfer agent; however, should such shares of affiliated investment companies be held at an external unaffiliated agent (e.g. broker), transactions in such affiliated investment companies must be pre-cleared through the Compliance Office and confirmations of such transactions must be provided to the Compliance Office.

5.	Subject to certain exceptions and provisions set forth in these Group Policies, employees are permitted to invest in other securities if they observe applicable laws and regulations and both the letter and spirit of these Group Policies.

B.	Prohibition Against Insider Trading (All Employees)

1.	Terms and Definitions – As used in this Section IV.B., certain key terms have the following meanings:

A.	“Insider” – The concept of “Insider” is broad, and includes at a minimum all directors, officers and employees of a company. Directors, officers and employees of AIM and its subsidiary companies are deemed to be Insiders of AIM. In addition, any person may be a temporary insider if he/she enters into a special, confidential relationship with a company in the conduct of its affairs and, as a result, has access to non-public information developed for the company’s purposes. Thus, any person associated with AIM or any of its subsidiaries may become a temporary insider of a company that is advised by a subsidiary or for which a subsidiary performs other services. Temporary insiders of a company may also include, for example, its attorneys, accountants, consultants and other agents, or employees of its bank lenders and major customers.

B.	“Insider Trading” – While the law concerning “insider trading” is not static, it generally includes: (1) trading by an insider while in possession of material or market/price sensitive non-public information; (2) trading by non-insiders while in possession of material or market/price sensitive non-public information either improperly obtained by the non-insider or disclosed to the non-insider by an Insider in violation of the Insider’s duty to keep it confidential; and (3) communicating material or market/price sensitive non-public information to others.

C.	“Material Information” (U.S. terminology) and “Market or Price Sensitive Information” – These terms generally include (1) any information that a reasonable investor would likely consider to be important to making an investment decision; and (2) any information that is reasonably certain to have a substantial effect on the price of a company’s securities. Examples of material or market/price sensitive information include (but are not limited to) changes in dividends or dividend policy, earnings estimates or changes in previously released earnings estimates, developments concerning significant merger or acquisition proposals, developments in major litigation, and significant changes in management.

D.	“Non-Public Information” – Information is “non-public” until it has been effectively communicated to the market and the market has had time to “absorb” the information. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

2.	General Prohibition – All directors, officers and employees (including contract employees and part-time personnel) of AIM, its subsidiaries and affiliated companies worldwide, are prohibited from engaging in insider trading. This prohibition applies to both personal and client accounts.

3.	Reporting Obligation – Any director, officer or employee (including any contract, part-time or temporary employee) who possesses or believes that he/she may possess material or market/price sensitive non-public information about any issuer of securities must report the matter immediately to the Chief Compliance Officer (or designee), who will review the matter and provide further instructions as to the appropriate handling of the information.

C.	Policies and Procedures Governing Personal Securities Transactions

1.	Access and Covered Persons – The policies and procedures set forth in this Section IV. C. apply to directors, officers and employees, contractors and temporary personnel of AIM and its subsidiaries All such persons are deemed Access Persons.

A “Covered” person will generally:

A.	Work in a position that is related to any AIM or subsidiary’s investment management, investment policy or investment strategy activities or has day-to-day access to information on current investment strategy, portfolio holdings and portfolio transactions;

B.	Have access to such information and have access to computer systems that could provide access to current portfolio information;

2.	General Policy

A.	Access Persons, which include Covered Persons, may not engage in personal securities transactions that create an actual or potential conflict of interest. Thus, Access Persons have a fiduciary responsibility to ensure that all personal security trading is done in a manner consistent with our fiduciary responsibility.

B.	For purposes of this Section IV. C. the term “personal securities transaction” includes any transaction by an Access Person for a “Covered Account”. A Covered Account is defined as any account:

(1)	in which an Access Person has a direct or indirect financial interest; or

(2)	over which such Access Person has direct or indirect control over the purchase or sale of securities.

Such Covered Accounts may include, but are not limited to, accounts of a spouse, minor child, relative, friend, or personal business associate.

3.	Pre-clearance Requirements

A.	General Requirements –

(1)

A Covered Person may not engage in a personal securities transaction unless it has been pre-cleared by the Chief Compliance Officer (or designee) following a determination that the transaction does not give rise to an actual or potential conflict of interest with client activity in the same security. This determination will not be made, and pre-clearance will not be given, if there has been a client account transaction in the same, or equivalent, security within seven (7) calendar days of the proposed personal securities transaction (the “7”-Day Rule”) or if such securities are being considered for purchase/sale by the Advisor. An equivalent security means a security that (1) is convertible into another security or (2) gives its holder the right to purchase another security of the same issuer.

For example, a bond or preferred stock may be convertible into another security of the same issuer, or an option or warrant may give the holder the right to purchase stock of the same issuer. ADR and EDR shares are considered equivalent securities to their corresponding foreign shares.

(2)	Subject to oversight by the Committee, the Chief Compliance Officer has responsibility for setting the policy for determining which client accounts will be matched against each Covered Person’s personal securities transactions.

(3)	The pre-clearance requirements and procedures set forth in this Section IV.C.4. apply to personal securities transactions in any security that is not the subject of an exception set forth in Section IV.C.6. below, and specifically apply to transactions in shares of AMVESCAP and to transactions in shares of closed-end investment companies and closed-end investment trusts managed by a subsidiary of AMVESCAP.

(4)	In the case of personal securities transactions involving the purchase or sale of an option on an equity security, the Chief Compliance Officer (or designee) will determine whether to authorize the transaction by matching the pre-clearance request against client account activity in both the option and the underlying security. This determination will not be made, and pre-clearance will not be given, if there has been a client account transaction in either the option or the underlying security within 14 calendar days of the proposed personal securities transaction. Employees should remember that pre-clearance is required for both the opening and closing transaction.

(5)	Employees should be aware of the additional risks that can result from engaging in certain transactions. For example, if an opening option transaction is approved, the closing option transaction can be disapproved or delayed in certain cases due to actual or apparent conflicts of interest or competing obligations that arise after the time the employee’s opening transaction was approved. Also, holders of non-investment grade corporate bonds could find it difficult to liquidate such bonds if a security is thinly traded or when the issuer is faced with bankruptcy proceedings.

(6)	It is the responsibility of the Chief Compliance Officer (or designee), following authorization of a personal securities transaction, to monitor client account activity in the same security for the following seven (7) calendar days to determine whether the appearance of a conflict is present, either in conjunction with a particular transaction or as the result of a pattern of trading activity. In such situations, the Chief Compliance Officer (or designee) may recommend to the Committee that additional action be taken (such as disgorgement of profits).

B.	Pre-Clearance Procedures –

(1)	All Covered Persons must obtain written approval from the Chief Compliance Officer (or designee) prior to executing a personal securities transaction in a Covered Account.

(2)	Covered Persons seeking pre-clearance of personal securities transactions must complete Part I of the Pre-Clearance Form and submit the form to the Chief Compliance Officer (or designee). Employees who are not located at the home office of AIM Management should fax the completed form to the Chief Compliance Officer (or designee).

(3)	Upon completion of the review process, the Chief Compliance Officer (or designee) will time-stamp the completed pre-clearance form and indicate whether the trade is authorized or denied. The Covered Person will then be notified as to the status of his/her request.

(4)	All authorized personal securities transactions must be executed within 36 hours following the date of approval. If the trade is not executed within this time period, a new pre-clearance request must be submitted to the Chief Compliance Officer (or designee).

C.	De Minimis Exemption – A pre-clearance request relating to a proposed personal securities transaction involving 2,000 or fewer shares (or 20 or fewer contracts, in the case of options) of an issuer that has at least US $1 billion (or non-U.S. currency equivalent) in market capitalization will not be subject to the 7 -Day Rule or other provisions of Section IV.C.4., provided

(1)	that any pre-clearance approval given for such transaction is valid for ten (10) calendar days only; and

(2)	no Covered Persons may request this De Minimis Exemption more than once every 30 calendar days for any particular security.

4.	Reporting Requirements

A.	Initial Reports – Within 10 days of employment, or within 10 days of becoming an Access person, each Access Person must provide a complete list of all of his/her Covered Accounts and a list of all securities holdings in such Covered Accounts to the Chief Compliance Officer (or designee). Such information must be 45 days current prior to the individual becoming an Access Person.

B.	Reports of Trade Confirmations – An access person must report all personal securities transactions in his/her personal brokerage account, AIM Investment Services, IRA account, AMVESCAP Retirement Services account or any other account in which the security transaction is recorded. Such transactions must be confirmed within 30 calendar days after the close of the quarter end in which the transaction took place. Such report may consist of the brokerage confirmation, monthly account statement or other from acceptable to the Chief Compliance Officer. Such reports must be reviewed by the Chief Compliance Officer (or designee) for Compliance with the Code of Ethics, these procedures, and federal securities laws.

C.	Annual Update and Certification –Annually, each Access Person must file with the Chief Compliance Officer (or designee) an annual account statement that lists all Covered Accounts of such Access Person and all securities holdings of such Covered Accounts. This information must be 45 days current as of the date of submission. Further, each Access Person must execute and provide the Chief Compliance Officer (or designee) with an annual certificate of compliance with the Code and related Procedures and any other personal trading policies then in effect that apply to such employees, as discussed in Section V.A. below.

The Chief Compliance Officer (or designee) will review reports submitted above as needed to determine adherence to AIM’s Code of Ethics, related procedures and securities laws, rules and regulations.

5.	Exceptions to Pre-Clearance and Reporting Requirements

A.	Personal securities transactions in the following securities are not subject to either the pre-clearance requirements or the reporting requirements set forth in this Section IV.C.:

(1)	Unaffiliated investment companies and open-end unit investment trusts;

(2)	Unaffiliated Variable annuities, variable life products and other similar unit-based insurance products issued by insurance companies and insurance company separate accounts.

(3)	U.S. (Federal) Government securities, and

(4)	Money market instruments (as defined by the Chief Compliance Officer).

B.	Personal securities transactions in the following are not subject to the pre-clearance requirements set forth in this Section IV.C. but are subject to the reporting requirements:

(1)	Securities acquired through automatic dividend reinvestment plans;

(2)	Securities acquired through the receipt or exercise of rights or warrants issued by a company on a pro rata basis to all holders of a class of security;

(3)	Futures contracts;

(4)	Commodities contracts; and

(5)	Futures or Options on a stock market index, a foreign currency or commodity.

C.	Delegated Discretionary Accounts – Pre-clearance is not required for transactions in a Covered Account in which a Covered Person is not exercising power over investment discretion, provided that:

(1)	The Covered Account is the subject of a written contract providing for the delegation by the Covered Person of substantially all investment discretion to another party;

(2)	The Covered Person has provided the Chief Compliance Officer (or designee) with a copy of such written agreement;

(3)	The Covered Person certifies in writing that he/she has not discussed, and will not discuss, potential investment decisions with the party to whom investment discretion has been delegated; and

(4)	The Covered Person complies with all reporting requirements outlined in Section IV.C.5. above, and also provides or makes provision for the delivery to the Chief Compliance Officer (or designee) of monthly/quarterly statements of discretionary account holdings.

The foregoing exception from the pre-clearance requirement does not apply to transactions by a delegated discretionary account in shares of AMVESCAP. All employees are required to notify parties to whom they have delegated investment discretion that such discretion may not be exercised to purchase shares of AMVESCAP and that any sales of AMVESCAP shares by a Covered Account that is the subject of delegated investment discretion are subject to the pre-clearance and reporting requirements set forth in this Section IV.C. and the policies and provisions set forth in Section IV.D. below.

Note: Certain trading restrictions in Section IV.C.7. below are also applicable to trades in delegated discretionary accounts. Specifically, trading in securities on AIM’s Restricted List, engaging in short sales and purchasing securities in an initial public offering are prohibited in delegated discretionary accounts. All employees should notify parties to whom they have delegated investment discretion regarding all of AIM’s trading policies and restrictions in order to avoid violations of the Code and these Procedures.

6.	Restrictions on Certain Activities

A.	In order to avoid even the appearance of conduct that might be deemed contrary to a client’s best interests, Covered Persons (other than Independent Directors of AMVESCAP) are subject to the following additional restrictions and prohibitions relating to certain investment activities and related conduct:

(1)	Prohibition Against Trading in Securities on “Restricted Lists” – It is recognized that there may be occasions when AMVESCAP, an AMVESCAP Company, or a Covered Person who is a key executive of AMVESCAP or an AMVESCAP Company, may have a special relationship with an issuer of securities. In such occasions the Board of Directors of AMVESCAP or the Code of Committee may decide to place the securities of such issuer on a “restricted list”, to be maintained by the Chief Compliance Officer (or designee). All employees are prohibited from engaging in any personal securities transactions in a security on a “restricted list”.

(2)	Prohibition Against Short-Term Trading Activities – Access Persons are prohibited from engaging in an “opposite transaction” in the same, or equivalent, security within 60 days of its purchase or sale for Covered Securities. While options and futures transactions are generally not subject to this short-term trading prohibition, such transactions may not be used to circumvent the prohibition. This short-term trading prohibition may be waived by the Chief Compliance Officer in those instances where (1) an employee wishes to limit his/her losses on a security with rapidly depreciating market value and (2) the market value of the security has fallen at least twenty-five percent below the employee’s cost basis in the security. Such circumstances must be disclosed at the time pre-clearance is requested.

(3)	Prohibition Against Short Sales – Access Persons are prohibited from engaging in short sales of securities.

(4)	Prohibition Against Purchases in Initial Public Offerings – AIM employees may not participate in IPO distributions nor acquire an interest in any such securities.

(5)	Restrictions on the Purchase of Restricted Securities Issued by Public Companies – Generally, Covered Persons are discouraged from investing in restricted securities and securities subject to Rule 144a of Regulation S of public companies. A Covered Person may purchase such securities, however, if such purchase has been pre-cleared by the Chief Compliance Officer (or designee) following a determination that the proposed transaction does not present any actual or potential conflict of interest.

(6)

Restrictions on Private Placements (Including Hedge Funds) – A Access Person may not purchase or sell any security (e.g., stock, bond or limited partnership interest) obtained through a private placement (including the purchase or sale of an interest in a so-called “hedge fund”) unless such transaction has been pre-cleared by the Chief Compliance Officer (or designee) following a determination that the proposed transaction does not present any actual or potential conflict of interest. A copy of the offering memorandum or subscription agreement describing the private placement must be submitted by the employee to the Compliance Office. The Compliance Office will maintain a record of the approval and the rationale supporting the purchase of the private placement. In addition, if a Covered Person owning securities of a privately held company knows that the company is proposing to engage in a public offering involving securities of that company or of a related or subsidiary company (e.g., a spin-off or divestiture) (whether or not such securities are of the same class as the securities held by such Covered Person), he/she must disclose this information to the Chief Compliance Officer (or designee), who will determine whether further action should be taken. Further, investment personnel who have been authorized to acquire securities in a private placement must disclose such investment when he/she plays a part in any Fund’s subsequent consideration of an investment in the issuer. In such circumstances, the Fund’s decision to purchase securities of the issuer is subject to an independent review by investment personnel with no personal interest in the issuer.

(7)	Participation in Investment Clubs – In many cases there may be a presumed conflict of interest due to such person’s job responsibilities or factual circumstances. An Access Person is prohibited from participating in an investment club unless such participation has been pre-cleared by the Chief Compliance Officer (or designee) following a determination that the following conditions have been satisfied:

(a)	the Access Person’s participation does not create any actual or potential conflict of interest;

(b)	the Access Person does not control investment decision-making for the investment club; and

(c)	the Access Person has made satisfactory arrangements to ensure that duplicate trade confirmations of investment club activity and quarterly statements of investment club holdings are provided to the Chief Compliance Officer (or designee) by brokers acting on behalf of the investment club.

Should the Access Person contribute to, but not necessarily control, investment decision-making for the investment club, all transactions by the investment club would be subject to pre-clearance.

D.	Group Policies Governing Transactions in Shares of AMVESCAP PLC (All Employees)

1.	Personal securities transactions in shares of AMVESCAP PLC by Directors, officers and employees of AMVESCAP and the AMVESCAP Companies are governed by AMVESCAP’s Share Dealing Code, adopted in accordance with requirements of the London Stock Exchange. The Share Dealing Code is incorporated by reference and made a part of these Group Policies so that a violation of the Share Dealing Code is also deemed a violation of these Group Policies. Among other provisions, the Share Dealing Code generally prohibits all trading in AMVESCAP shares during certain defined “closed periods” which are typically two calendar months before annual results and earnings announcements and one calendar month before quarterly results and earnings announcements.

2.	The prohibitions against insider trading set forth above in Section IV.B. of these Group Policies and the pre-clearance and reporting provisions set forth above in Section IV.C. of these Group Policies apply to personal securities transactions in shares of AMVESCAP, with the exception that the purchase of shares through regular payroll deduction in connection with operation of the AMVESCAP International Sharesave Plan is exempt from the pre-clearance provisions of Section IV.C.

3.	The foregoing provisions apply to all Directors, officers and employees of AMVESCAP,, and apply to all personal securities transactions by or for the benefit of such persons, including transactions in discretionary accounts maintained for such persons.

E.	Administration of Group Policies (All Employees)

1.	With the exception of Section IV.D. above, administration of these Group Policies is the responsibility of the Chief Compliance Officer, subject to general oversight by the Committee.

2.	Responsibility for the administration of these Group Policies as they relate to transactions in AMVESCAP shares (Section IV.D. above) rests jointly with the AMVESCAP Company Secretary, responsible for interpretations of the Code; its Group Compliance Officer, responsible for determinations made in the event of possible violations of the Code or of these Group Policies; and various AMVESCAP subsidiary legal/compliance departments, responsible for pre-clearance and reporting of transactions. In any event, responsibility for these Group Policies as they pertain to trading in AMVESCAP shares is subject to general oversight by the AMVESCAP Board of Directors.

3.	Administrative responsibility for these Group Policies includes:

A.	the authority to adopt such forms and procedures as may be appropriate to implement these Group Policies;

B.	the authority to recommend and to implement policies that are more restrictive than those set forth in these Group Policies;

C.	the authority, on a case-by-case basis, and to a limited extent, to approve exceptions from any of the prohibitions, restrictions or procedures set forth in Section IV.C. of these Group Policies; and

D.	the authority to review violations of the Group Policies and to recommend to the Committee (or to the AMVESCAP Board of Directors in the case of violation of the Group Policies set forth in Section IV.D.), such penalties and sanctions as may be appropriate under the circumstances.

4.	Exceptions – Where exceptions are approved under Section IV.E.3.C. above, a determination will be made, in the case of each such exception, that it is consistent with the Core Principles set forth in Section IV.A. of these Group Policies and that it does not create an actual or potential conflict of interest. The approval of the exception and the circumstances surrounding such approval will be noted in writing and reported to the Committee at the next available opportunity and disclosed in the proper format described in Rule 204A-1.

5.	Penalties and Sanctions

A.	Persons who are found to have violated the prohibitions against Insider Trading set forth in Section IV.B. of these Group Policies may be subject to severe penalties and sanctions including, but not limited to, disgorgement of profits and suspension or termination of employment; and/or reporting to appropriate securities or regulatory authorities. These penalties and sanctions will be in addition to any penalties that may be imposed by law, including (a) civil injunctions; (b) revocation of licenses and registrations; (c) substantial fines; (d) imprisonment.

B.	Persons who are found to have knowingly violated any of the other provisions of these Group Policies, including the pre-clearance and reporting requirements, the restrictions against certain defined activities and the rules governing trading in shares of AMVESCAP, will be subject to a range of possible sanctions including, among other actions: (a) required special education or training; (b) letters of admonition or censure; (c) restrictions on further personal securities transactions; (d) disgorgement of profits; and (e) reassignment, demotion, suspension or termination of employment.

6.	AMVESACAP Code of Conduct

AMVESCAP has adopted a Code of Conduct which contains broad and general principals and is based upon a standard of shared values and principles. Employees of AMVESCAP and its subsidiaries are required to adhere to all standards promulgated under AMVESCAP’s Code of Conduct AIM employees must read and adhere to AMVESCAP’s Code of Conduct and provide a certification that the respective employee has read, understands and agrees to adhere to the principles set forth in such Code of Conduct.

V.	Administrative Procedures

A.	Distribution of Code of Ethics and Procedures Adopted Under the Code

Upon commencement of duty with AIM, each new employee will receive a copy of the Code and these procedures. Immediately thereafter, each such employee must file an Initial Acknowledgment Statement with the Chief Compliance Officer (or designee), indicating that he/she has read and understands the Code. AIM’s Code of Ethics and related procedures may be found on the AIM Web site directory for Legal/Compliance.

Each AIM employee must also attend a mandatory orientation session with respect to AIM’s Code and related procedures within 45 days of employment unless a supervisor requests in writing that a 45-day extension of time be granted in order to complete current business. Attendance at this orientation session is mandatory. It is the responsibility of each supervisor to ensure that the employees subject to his/her supervision attend this orientation session.

On an annual basis, each employee must certify in writing that he/she has reviewed and understands the provisions of AIM’s Code and the related procedures, and that he/she recognizes that he/she is subject to the Code and related Procedures, and that he/she has complied, and will continue to comply, with the requirements thereof, and that he/she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code and the related procedures, unless otherwise previously disclosed to the Chief Compliance Officer (or designee).

B.	Record Keeping Responsibilities

The Chief Compliance Officer (or designee) is responsible for maintaining custody of the following records for a period of five years:

•	all forms supplied to the Chief Compliance Officer (or designee) by employees;

•	all duplicate confirmations, transaction reports, and brokerage statements supplied to the Chief Compliance Officer (or designee) pursuant to the requirements of Section IV.C.5.B. of these Procedures;

•	any list of employees or Covered Persons required by Rule 204A-1;

•	all Pre-Clearance Forms relating to the personal securities transactions of employees;

•	a copy of each Code of AIM and each set of Procedures adopted thereunder;

•	a written record of each violation of the Code or these Procedures, and a written record of any action taken as a result of each such violation; and

•	all Acknowledgment Statements referred to in Section IV.C.5. and V.A. of these Procedures.

C.	Annual Education Program

Annually, the Chief Compliance Officer will sponsor a continuing education program for all AIM employees. Completion of the program is mandatory for all AIM employees. It is the responsibility of each AIM supervisor to ensure that employees subject to such person’s supervision complete the program. Failure to complete such program may require significant remedial action, resulting in a letter of admonition, withholding of bonus payments or other sanctions as deemed necessary or appropriate by the Committee. Such document will be placed in the violations file. Such file is required to be maintained under the rules of the Investment Advisers Act of 1940.

D.	Special Reports for Directors

The Chief Compliance Officer will prepare a quarterly report for the Board of Directors/Trustees of AIM’s investment company clients explaining any significant remedial action taken by the Committee in response to violations of the Code and these Procedures.

E.	Annual Reports

In December of each year, the Committee will report to the Boards of Trustees of AIM’s investment company clients with regard to evolving industry practices or developments in applicable laws or regulations during the past year, recommended changes to the Code and/or these Procedures, any violative conduct of a substantial nature requiring significant remedial action occurring during the last year, and other information as requested by the directors/trustees. In addition, AIM will certify to the Board of Trustees of AIM’s investment company that procedures have been adopted to prevent Access persons from violating its Code of Ethics and related procedures.

VI.	Penalties for Violations of the Code

Any AIM employee who violates or is about to violate the provisions of AIM’s Code or these Procedures may be subject to sanctions, which may include, among other things, restrictions on such person's personal securities transactions; a letter of admonition, education or formal censure; fines; suspension, re-assignment, demotion or termination of employment; or other significant remedial action.

Employees may also be subject to disgorgement proceedings for transactions in securities that are inconsistent with Sections V.L. and V.M. of the Code. Any profits realized on such trades may be required to be disgorged to charitable organizations or other non-profit entities as determined by the Committee.

Employees who violate any of AIM’s insider trading policies will be subject to severe penalties. These penalties and sanctions will be in addition to any penalties that may be imposed by law, including (a) civil injunctions; (b) revocation of licenses and registrations; (c) substantial monetary fines; (d) imprisonment and/or such other action as deemed necessary of appropriate by the Committee.

VII.	Amendments to These Procedures

These Procedures may be amended temporarily by the Chief Compliance Officer and permanently by a majority vote of the Committee. Such amendments must be approved by the Board of Trustees of AIM’s investment company, including a majority of independent directors, within six months following the change.

Personal Security Trades Pre-Clearance & Reporting Requirements All Employees	EXHIBIT A

Financial Instrument	Pre-Clearance Required? Access Employee	Pre-Clearance Required? Covered Access Employee	Duplicate Confirmation Required?	Subject to 60-Day Trading Prohibition?
AMVESCAP stock and options	Yes	Yes	Yes	Yes

Closed-end mutual funds and UITs (not managed or distributed by an AMVESCAP PLC Company)	No	Yes	Yes	Yes

Closed-end mutual funds and UITs (managed or distributed by an AMVESCAP PLC Company)	Yes	Yes	Yes	Yes

Corporate bonds (U.S. and foreign), including convertible bonds	No	Yes	Yes	Yes

Equity securities (U.S. and foreign), including ADRs, GDRs, common and preferred stock, and options on such securities	No	Yes	Yes	Yes

Individual Stock Futures	No	Yes	Yes	Yes

Futures contracts or commodities contracts	No	No	Yes	No

Futures or options on a stock market index, foreign currency, or commodity	No	No	Yes	No

Government (foreign) securities	No	Yes	Yes	Yes

Government (U.S.) securities	No	No	No	No

Limited partnerships	Yes	Yes	Yes	Yes

Money market instruments (e.g., BAs, CDs, TDs, repos, etc.)	No	No	No	No

Municipal bonds	No	Yes	Yes	Yes

Open-end mutual funds and UITs (e.g., SPDRs, WEBS, etc.) not affiliated with AIM.	No	No	No	No

Open-end mutual funds and UITs affiliated with AIM held with AIM’s transfer agent (excluding affiliated money market funds).	No	No	Yes	Yes, excluding systematic investment plans

Open-end mutual funds and UITs affiliated with AIM held in external brokerage accounts (excluding affiliated money market funds).	Yes	Yes	Yes	Yes, excluding systematic investment plans

Restricted securities issued by public companies	Yes	Yes	Yes	Yes

Rights and warrants (U.S. and foreign)	No	Yes	Yes	Yes

Unregistered or private placement securities (including hedge funds)	Yes	Yes	Yes	Yes

Unaffiliated variable annuities, variable life products or other similar unit-based insurance products issued by insurance company separate accounts	No	No	No	No

Personal Security Trades Pre-Clearance & Reporting Requirements All Employees	EXHIBIT A

Security Type	Pre-Clearance Required? Access Employee	Pre-Clearance Required? Covered Access Employee	Duplicate Confirmation Required?	Subject to 60-Day Trading Prohibition?
Affiliated variable annuities, variable life products or other similar unit-based insurance products issued by insurance company separate accounts	No	No	Yes	Yes

HOLDRs set up under Depositary Trust Agreement (Internet HOLDRs, Biotech HOLDRs, etc.)	No	Yes	Yes	Yes

External 401(k) Plan exchanges/liquidations	No	No	Yes	Yes, excluding unaffiliated mutual

AMVESCAP 401(k) Plan and Money Purchase Plan	No	No	Yes	Yes

Automatic Investment Plans for covered securities, excluding affiliated mutual funds	No	Initial-Yes Subsequent-No	Yes	No

Dividend re-investment plans (DRIPs) - purchases	No	No	Yes	No

Dividend re-investment plans (DRIPs) - redemptions	No	Yes	Yes	No

Employee stock ownership plans (ESOPs) - purchases and redemptions	No	No	No	No

Exercise of rights or warrants	No	Yes	Yes	Yes

Gifting/Donating securities (transfer of beneficial ownership)	No	No	Yes	Subject to Reporting

Inititial Public Offerings (IPOs)	Prohibited	Prohibited	Prohibited	N/A

Short sales of securities	Prohibited	Prohibited	Prohibited	N/A

Limit Orders	Prohibited	Prohibited	Prohibited	N/A

Short-term trading (if/when permitted)	Yes	Yes	Yes	N/A

Stock splits	No	No	Yes	N/A

Tenders/Puts/Conversions (Mandatory)	No	No	Yes	N/A

Tenders/Puts/Conversions (Voluntary)	No	Yes	Yes	Yes

Exhibit B

THIS DOCUMENT IS IMPORTANT AND SHOULD BE READ PRIOR TO YOUR MAKING ANY DECISION TO DEAL IN THE SHARES OF AMVESCAP PLC OR TO EXERCISE ANY SHARE OPTIONS. (THE TERM “SHARES” FOR THIS PURPOSE SHALL MEAN BOTH ORDINARY SHARES AND AMERICAN DEPOSITORY SHARES)

AMVESCAP PLC

(“the Company”)

CODE FOR THE PURPOSES OF PERSONAL

DEALINGS IN THE SHARES OF THE COMPANY

BY DIRECTORS, GLOBAL PARTNERS AND

EMPLOYEES

INTRODUCTION

The London Stock Exchange requires all listed companies to adopt and apply a Share Dealing Code (the “Code”). The purpose of the Code is to ensure that Directors, Global Partners and employees do not inadvertently breach Stock Exchange rules or relevant legislation on share dealing. You must comply with the Code if you wish to deal in AMVESCAP PLC (the “Company”) shares. For the purposes of definition within this Code the term “director” used herein shall also include any member of any of the AMVESCAP PLC Management Committees, any Global Partner, and any employee.

Compliance with the Code, means that for example, dealings may not take place just before the Company announces something important, such as its annual or half yearly or quarterly results or a major acquisition. Consent for dealing would have to be refused at such a time. This should ensure that you are generally protected against misinformed criticism. In addition, a useful guide is not to deal if you think it would lead to criticism if reported in the press, even though the Code may allow it.

The prohibitions on dealing which are set out in Rules 1 to 6 reflect certain provisions of current insider dealing legislation (the Criminal Justice Act 1993) and the London Stock Exchange’s listing rules. You will be committing a criminal offence if you deal contrary to the insider dealing legislation and risk a fine and/or a prison sentence of up to seven years. Appendix I contains a summary of the insider dealing legislation.

(a)	If the Code does not prevent you from dealing, you must still follow the procedure set out in Rules 7 to 15(i) and obtain written consent before dealing in accordance with the compliance procedures adopted by your local region.

(b)	The Code applies not only to buying and selling shares, but also to buying or selling options and other rights over shares and exercising, granting and accepting options and other rights over shares (all of which are referred to herein as “dealing”).

The following dealings ARE also subject to the Code:

•	dealings between directors and/or employees

•	a gift of shares (i.e. a transfer for no consideration), other than where you retain a beneficial interest

•	off-market dealings.

The following dealings ARE NOT subject to the Code:

•	selling shares with the intention of buying the same number soon afterwards (“bed and breakfast” dealings)

•	transferring shares already held into a discretionary personal equity plan

•	undertaking to take up, taking up or allowing to lapse your entitlements under a rights issue or other offer (including a scrip dividend)

•	selling sufficient of your entitlements nil paid to allow you to take up the balance under a rights issue

•	undertaking to accept or accepting a take-over offer

•	a transaction with your immediate family.

If you are in any doubt as to whether any particular transaction would amount to a dealing subject to the Code, you should contact either your Compliance Officer or the Company Secretary in advance.

(c)	If you are considering a UK single company personal equity plan to invest in shares of the Company or a savings scheme you should look at Rule 16 below. Otherwise you may enter into a discretionary personal equity plan (that is, a personal equity plan in which you have no involvement in investment management) (or deal in units of an authorised investment trust) without regard to the Code.

(d)	You should note that there is an additional restriction on Board Directors of the Company and any of its subsidiaries (and their immediate family members) who are not allowed by law to deal in options in the Company’s shares.

RULES

PROHIBITED DEALINGS

1.	You must not deal in the Company’s shares in the two months before the Company announces its annual results or dividends and one month before the announcement of half-yearly or quarterly results. These periods are referred to as close periods. Should the Company announce its results within two months of the full year end, or one month of the 1st, 2nd and 3rd quarter end, the close period will run from the end of the relevant period until the announcement. The Company will, in any event, notify you of the dates of each close period. “Dealings” in shares for this purpose also includes the exercise of a share option. However:

•	if there are exceptional circumstances (e.g. a pressing financial commitment) and you need to sell shares, you should talk to either the Chairman (if you are a PLC director), the Company Secretary or your Compliance Officer who may let you deal, although this is unlikely. If he does let you deal, the Company will have to notify the London Stock Exchange of the exceptional circumstances which led them to give you permission;

•	you may be allowed to exercise an option or right to purchase under an employees’ share scheme or to convert a convertible security where the final exercise date falls within a close period if you could not reasonably have been expected to exercise it earlier. If you need further advice you should speak to the Company Secretary. Please note that you will not be allowed to sell the shares you receive during the close period.

2.	You must not deal at any time in the Company’s shares or other securities if you have inside information. This is information of a specific nature relating to the Company or its shares which has not been made public and if it were would be likely to have significant effect on the price of the Company’s shares. Appendix II contains a list of matters which could be regarded as inside information before they are made public. This list is for guidance only and is not exhaustive.

3.	You must not deal in the Company’s shares on considerations of a short term nature (for example, to make a quick profit). This is a fundamental principle embodied in this Code and all your dealings should be undertaken bearing this in mind.

4.	You must not deal in the shares or other securities of any other London or New York listed company (including AIM, USM and NASDAQ listed companies) if you have inside information about that company which you have obtained through your position with the Company or in any other way.

5.	If you are not allowed to deal by Rules 2 and 4, you must not encourage anyone else to deal or pass on the inside information you have (otherwise than in the proper performance of your office or employment).

6.	You must not deal in the Company’s shares unless you have complied with the Code.

IF YOU BREAK THE RULES REFERRED TO ABOVE YOU COULD BE COMMITTING A CRIME UNDER BOTH UK AND US LAW.

PROCEDURE TO BE FOLLOWED BEFORE DEALING

7.	You must obtain specific approval before any dealing. Either – (If you are a PLC director only) Complete an Authorisation Request Form (Copies of which are available from the Company Secretary) and send it to the Chairman Or – you should follow the local dealing rules applicable to you set out by your Compliance department who will be notified if the Company is in a “close period”.

8.	If you think you have inside information about the Company, or its shares you should disclose that information before a decision to deal is given.

9.	You will be notified of the decision by the return of the Authorisation Request Form duly completed. You must not deal until this has been returned saying your request has been approved. Any refusal is final and binding and will remain so until the circumstances causing the refusal have changed. Generally a refusal to deal will occur if it is felt that you would be deemed to have knowledge of matters which are price sensitive.

10.	The authority to deal, where given, shall be for a maximum of one business day following the date of grant and thereafter shall be renewable if no share dealings take place.

11.	The Company Secretary will keep a written record of dealing requests and clearance in respect of Directors of the Company and written confirmation that such advice and clearance (if any) have been recorded will be given to the director concerned. A list of dealings by such persons will be circulated to all board members with the papers for each board meeting. The Company is also required by law to keep a register of directors’ interests in AMVESCAP shares and their dealings and to make this available for inspection by, members of the Company.

12.	Any dealings by a board member of the Company or its subsidiaries (and their connected persons) must by law be notified to the Company. This should be done via the Company Secretary by the director concerned as soon as possible and in any event within 5 business days following the date on which the director himself became aware that he had dealt. The Company is required to notify the London Stock Exchange immediately it receives such information from a PLC director.

13.	The prohibitions on dealings in Rules 1 to 3 also apply to persons connected with you within the meaning of section 346 of the Companies Act 1985. “Connected persons” include husbands and wives, children under 18 and associated companies and trusts (See Appendix III). You must seek to prohibit these people from dealing when you yourself are not allowed to deal. You should therefore make sure that all such persons are informed of:

(a)	of your position within the Company and the Company’s name;

(b)	of close periods referred to in Rules 1 and 2 when they cannot deal;

(c)	of any other periods when the director is not free to deal under the provision of the Code (unless confidentiality prohibits him disclosing such periods);

(d)	that they should not deal in the Company’s shares without prior consent;

(e)	that they must advise him immediately after they have dealt in the Company’s securities if they do so and, for board members of the Company and its subsidiary (only), that they must report such dealings to the Company.

You should endeavour to obtain consent for deals by such persons and report their dealings as you do your own.

If you are at all unsure as to your ability to deal as a result of the issues addressed in this document you should consult with the Company Secretary.

14.	If you are a trustee the Code applies to dealings by your trust in the shares of the Company. If you are a sole trustee the provisions of the Code apply as if you were dealing on your own account. You should follow the same procedure as for your personal dealings and only deal if you would be allowed to do so under the Code. Where there are co-trustees, you should inform them of your position with the Company and make them aware of the matters referred to in Rule 13. If you are not also a beneficiary of the trust, the other trustees or investment managers acting on their behalf may deal in the Company’s shares without reference to the Code provided they act without consulting you and you are not involved in the decision to deal. Otherwise, you should use your best endeavours to prevent the trust dealing when you yourself are not allowed to deal.

15.	If you are a beneficiary under a trust or you, or a person connected with you, have investment funds under professional management (whether or not discretionary), the Code also applies to dealings by the trust or the investment managers in the shares of the Company. Again you should make the trustees or the investment managers aware of the matters referred to in Rule 13 so they do not deal when you are not allowed to deal. You should ask them to consult you before dealing in the Company’s shares so you may seek consent. You should also ensure that the trustees or investment managers inform you immediately of dealings in the Company’s shares so you may notify the Company (through the Company Secretary).

16.	You may enter into a single company personal equity plan or other scheme involving regular payments by standing order or direct debit to be invested solely in the Company’s shares or a scheme involving a standing instruction to reinvest dividends or to receive shares in lieu of dividends. However, you may only do this if:

•	you seek clearance under the Code before entering into the scheme or plan and before cancelling it or varying its terms or carrying out sales of the Company’s securities within the plan;

•	you do not enter into the plan or scheme or carry out the first purchase within it in a close period or when you are otherwise prohibited from dealing under this Code;

•	you do not cancel or vary the terms of the plan or scheme or sell shares within it within a close period or when you are otherwise prohibited from dealing under this Code.

APPENDIX I

Summary of the Insider Dealing Provisions

Under the insider dealing provisions of the Criminal Justice Act 1993, it is a criminal offence for a person who has “inside information”, as an “insider”, to deal in securities which are “price-affected securities”, in relation to that information, or to encourage another person to deal. It is also a criminal offence for an insider to disclose the information to another person, other than in the proper performance of his or her employment, office or profession. The dealing in question must either be on a “regulated market”, or it must involve a “professional intermediary”. Insider dealing is punishable with imprisonment of up to seven years or a fine or both.

Inside information is specific information relating to particular securities or to a particular issuer of securities or issuers of securities which has not been made public and if it were would be likely to have a significant effect on the price or value of any securities.

An insider is a person who knowingly has inside information from an inside source, that is if:

(a)	he or she has the information through being a director, employee or shareholder of an issuer (not necessarily of the same issuer to which the information relates);

(b)	he or she has, it through having access to the information by virtue of his or her employment, office or profession; or

(c)	the direct or indirect source of the information is a person falling within one of the above.

The legislation applies to a broad range of securities and includes not only shares and debt securities, but also a number of derivative products. In the case of shares or debt securities, these must be listed on one of the regulated markets (broadly, all primary and secondary markets within the European Economic Area). The derivatives must either be themselves so listed, or relate to a share or debt security so listed. The legislation applies, for example, to the Company’s shares.

The prohibitions on dealing, encouraging dealing and disclosing information apply in respect of securities which are price-affected securities in relation to the information, which means that, if made public, the information would be likely to have a significant effect on their price or value.

APPENDIX II

Non-Exhaustive Guide of Information to Be Regarded As Inside Information

1.	Information which may affect the Company’s business prospects.

2.	Information to enable the Company’s shareholders and the public to appraise the Company’s position and avoid the creation of a false market in its shares.

3.	A major new development in the Company’s sphere of activity.

4.	A proposed change in the Company’s capital structure.

5.	Information regarding transactions required to be notified to the Exchange in accordance with Chapters 10 and 11 of its listing rules.

6.	Information notified to the Company under Part VI of the Companies Act 1985 (relating to the disclosure of Interests in its shares).

7.	Information relating to interests of a director of the Company in its shares.

7.1	notified to the Company in accordance with Section 324 of the Companies Act 1985 (as extended by Section 328 of that Act); or

7.2	entered in the Company’s register in accordance with Sections 325(3) and (4) of that Act.

8.	Information relating to an interest of a person connected with a director of the Company in its shares notified to the Company.

9.	The grant to, or acceptance by, a director of the Company or a person connected with the director of an option relating to the Company’s shares or of any other right or obligation to acquire or dispose of the Company’s shares or an interest in those shares and the acquisition, disposal, exercise or discharge of, or a dealing with, an option, right or obligation of that kind by the director, or a person connected with the director which is notified to the Company.

10.	A board decision to submit to the Company’s shareholders a proposal for the Company to be authorised to purchase its own shares, the outcome of the shareholder’s meeting and a purchase by or on behalf of the Company or any of its subsidiary undertakings of the Company’s shares.

APPENDIX III

“Connected Persons” Under the Companies Act 1985

The following categories of persons are treated as “connected persons” in relation to a director (under section 346 of the Companies Act 1985):

•	the director’s spouse, child (including illegitimate children) or step-child (but excluding children over 18 years). If you have a child over the age of 18 years who is financially dependent upon you then this could also constitute grounds for seeking approval.

•	a body corporate with which the director is “associated”:

•	broadly speaking this will cover companies where the director (together with certain other persons “connected” with him) is interested in 20% or more of the equity share capital or controls more than 20% of the voting power. For the purposes of these 20% tests there will also be attributed to the director shares held by companies “controlled” by him, certain connected persons and his fellow directors (but for this purpose a company is only considered “controlled” if more than 50% of the votes or equity share capital is controlled).

•	the trustees of any trust where the beneficiaries of the trust include:

•	the director or his spouse, child (including illegitimate children) or step-child but excluding children over 18.

•	a body corporate with which the director is “associated” (including discretionary trusts where these categories are among the class of potential beneficiaries-but excluding employees’ share schemes and pension schemes)

•	a partner of the director or another person “connected” with that director under the paragraphs shown

•	a Scottish firm where the director or a person “connected” with that director under the paragraphs shown is a partner

For the purposes of the Code, references to a director should be deemed to include references to a relevant employee.

AMVESCAP PLC

AUTHORISATION REQUEST FORM: SHARE DEALING BY DIRECTORS

1.	NAME:

2.	ADDRESS:

3.	POSITION/COMPANY:

4.	DATE OF COMMENCEMENT OF DIRECTORSHIP/EMPLOYMENT:

5.	PROPOSED DEALING:

(a) Number of shares:

(b) Nature of transaction (i.e., buying/selling):

(c) Number of shares held after completion of transaction:

(d) If the dealing is to be done by someone other than the above-named director, please give details (e.g., director’s/employee’s spouse/children/trust/private company):

6.	OTHER INFORMATION:

NB: You must disclose to one of the directors responsible for dealing any additional material facts (for example, such information as is described in Rule 2, (Appendix II) of the Code)) which may affect the decision as to whether the dealing should be permitted or not.

I                                                                                                                                                            , declare that the information above is true and that I have read the rules as set out in the Code. I understand that the information above may be referred to in the event of a suspected breach of the Code. I will inform promptly the [directors] responsible for dealing if there is a change in any of the above circumstances. If the dealing is approved, I will instruct my stockbroker to carry out the transaction * and will immediately notify the Group Company Secretary when the transaction has been executed but in any event no later than 5 days afterwards.

Signature:

Date:

ON COMPLETION, PLEASE HAND THIS FORM TO THE CHAIRMAN

Request AUTHORISED/REFUSED* by
(* Delete whichever is not applicable) Position:

Date:

with the approval of (if so required)

Position:

Date:

THE AUTHORITY TO DEAL, WHERE GIVEN, SHALL BE FOR A MAXIMUM OF ONE BUSINESS DAY FOLLOWING THE DATE OF GRANT AND THEREAFTER SHALL BE RENEWABLE IF NO SHARE DEALING TAKES PLACE

Exhibit C

Covered Account Examples

A.	General Description of Financial Interest

As used in the Procedures, financial interest will be interpreted in the same manner as it would be in determining whether a person is subject to Section 16 of the Securities Exchange Act of 1934, except that the determination of such ownership shall apply to all securities, including equity securities. For the purpose of that Act, financial interest means:

•	the receipt of benefits substantially equivalent to those of ownership through relationship, understanding, agreement, contract or other arrangements; or

•	the power to vest such ownership in oneself at once, or at some future time.

Using the above general definition as a broad guideline, the ultimate determination of financial interest will be made in light of the facts of the particular case. Key factors are the degree of the individual’s ability to exercise control over the security and the ability of the individual to benefit from the proceeds of the security. Employees are encouraged to seek the advice of the Chief Compliance Officer if they have any questions concerning whether or not they have a financial interest in a security.

B.	General Rules

1.	Securities Held by Family Members

Generally, a person is regarded to have a financial interest in securities held in his/her name, as well as the name of his/her spouse and their minor children. These relationships ordinarily confer to the holders’ benefits substantially equivalent to ownership. In addition, absent countervailing facts, it is expected that securities held by relatives who share the same home as the reporting person will be reported as a Covered Account by such person.

2.	Securities Held by a Corporation or Partnership

Generally, ownership of securities in a company (i.e., corporation, partnership, etc.) does not constitute financial interest with respect to the holdings of the company in the securities of another issuer. However, an owner of securities issued by a company will be deemed to have a financial interest in the securities holdings of the company where:

•	the company is merely a medium through which one or several persons in a small group invest or trade in securities;

•	the owner owns 25% or more of the outstanding voting securities of, or a 25% or more equity interest in, the company; and

•	the company has no other substantial business.

In such cases, the person or persons who are in a position of control of the company are deemed to have a financial interest in the securities of the company.

3.	Securities Held in Trust

Financial interest in the securities of a private trust includes:

•	the ownership of securities as a trustee where either the trustee or members of his “immediate family” have a vested interest in the income or corpus of the trust;

•	the ownership of a vested beneficial interest in a trust; and

•	the ownership of securities as a settler of a trust in which the settler has the power to revoke the trust without obtaining the consent of all beneficiaries.

As used in this section, the “immediate family” of a trustee means:

•	a son or daughter of the trustee, or a descendent of either (including legally adopted children);

•	a stepson or stepdaughter of the trustee;

•	the father or mother of the trustee; and

•	a spouse of the trustee.

4.	Non-Financial Interest

Financial interest does not include, however, indirect investment by any person in the individual portfolio securities held by:

•	any holding company registered under the Public Utility Holding Company Act;

•	any investment company registered under the Investment Company Act;

•	a pension or retirement plan holding securities of an issuer whose employees generally are the beneficiaries of the plan; and

•	a business trust with over 25 beneficiaries.

Participation in a pension or retirement plan will result in financial interest of the portfolio securities if plan participants can withdraw and trade the securities without withdrawing from the plan.

Upon selling, transferring or otherwise disposing of securities in another company’s 401(k) plan, the transaction must be reported within 10 days to the Code of Ethics Officer if the transaction consists of “reportable securities.”

C.	Examples of Financial Interest

1.	Securities Held by Family Members

Example 1-A. X and Y are married. Although Y has an independent source of income from a family inheritance and segregates her funds from those of her husband’s, Y contributes to the maintenance of the family’s home. X and Y have engaged in joint estate planning and have the same financial advisor. Since X and Y’s resources are clearly significantly directed toward their common property, they are be deemed to have a financial interest in each other’s securities.

Example 1-B. X and Y are separated and have filed for divorce. Neither party contributes to the support of the other. X has no control over the financial affairs of his wife. X is deemed to have no financial interest in Y’s securities.

Example 1-C. X’s adopted son Z lives in X’s home. Z is self-supporting and contributes to household expenses. X is deemed to have a financial interest in Z’s securities.

Example 1-D. X’s mother A, lives alone and is financially independent. X has power of attorney over his mother’s estate, pays all her bills and manages her investment affairs. X borrows freely from A without being required to pay back funds with interest, if at all. X takes out personal loans from A’s bank in A’s name, and the interest from such loans is paid from A’s account. X is a significant heir of A’s estate. X is deemed to have a financial interest in A’s estate.

2.	Securities Held by a Company

Example 2-A. O is a holding company with five shareholders. Although O’s company does no business on its own, it has several wholly owned subsidiaries that manufacture oil related products. X is a controlling shareholder of O’s company. X is deemed to have a financial interest in the securities holdings of O.

3.	Securities Held in Trust

Example 3-A. X is trustee of a trust created for his minor children. When both of X’s children reach the age of 21, each will receive an equal share of the corpus of the trust. X is deemed to have a financial interest in the trust.

Example 3-B. X is trustee of an irrevocable trust for his daughter. X is a director of the issuer of the equity securities held by the trust. The daughter is entitled to the income of the trust until she is 25 years old and is then entitled to the corpus. If the daughter dies before reaching 25, X is entitled to the corpus. X is deemed to have a financial interest in the irrevocable trust.

Exhibit D

Pre-Clearance of Personal Securities Transactions

Instructions: Please submit this completed form to the Compliance Office for processing.

Personal Information

Name:

Employee Number:

Department:

Phone Number:

Trade Information - Part 1

Name of Issuer/Security:

CUSIP Number and TICKER Symbol:

Transaction Type (Buy/Sell/Short Sale/Cover Short):

Security Type (common, option, bond, etc.)

Quantity (specify Par/Shares/Contracts):

Date by which proposed transaction is to be completed:

(Must be within 10 calendar days of request date for De Minimis Exemptions, and within 36 hours for all others.)

Name of broker/dealer to provide duplicate confirmation to Compliance Office:

Note: If this is your first trade, Please List your Network Login I.D. and E-Mail Address:

Yes	No	Trade Information - Part 2
Will this security be purchased during the company’s initial public offering (IPO) period?

Are different classes of this security being offered in this IPO? (If YES, please attach supporting documentation)

Are you an NASD registered rep or principal?

Is this security on AIM’s Restricted List?

De Minimis Exemption requested? (If YES, please attach backup documentation to support market capitalization of issuer)

Has a De Minimis Exemption been granted for a trade in this security within the last 30 calendar days?

Is this an unregistered or private placement security?

Have you executed an opposite trade involving this security within the last 60 days?

Do any of the client accounts for which you provide investment advice hold any securities of this issuer?

Exhibit D

Security Information

CUSIP Number or TICKER Symbol:

Issuer/Security Name:

Investments Department Review

Do any AIM client accounts currently hold this (or an equivalent) security?

Have any transactions involving this (or an equivalent) security been made in any AIM client account within the last 7 calendar days?

Are there any pending or anticipated transactions by any AIM client account involving this (or an equivalent) security?

Reviewed By:		Date:

Compliance Office Review

De Minimis Exemption Granted - YES or NO?

Request AUTHORIZED/DENIED by:	Date:

Reviewed By:		Date:

Comments:

Exhibit D

Pre-Clearance of Mutual Fund Transactions

Instructions: Please submit this completed form to the Compliance Office for processing.

Personal Information

Name:

Employee Number:

Department:

Phone Number:

Trade Information - Part 1

Name of Mutual Fund:

Ticker

Transaction Type (Buy/Sell/Short Sale/Cover Short):

Quantity (specify Par/Shares/Contracts):

Name of broker/dealer to provide duplicate confirmation to Compliance Office:

Note: If this is your first trade, Please List your Network Login I.D. and E-Mail Address:

Yes	No	Trade Information - Part 2
Are you executing this transaction while in possession of material non-public information regarding this fund?

Have you executed an opposite trade involving this security within the last 60 days (excluding money market funds and systematic investments)?

Are you aware of any undue influencing regarding any price received for this fund from a pricing source?

Is this a start-up/incubator fund?

Employee Certification

I have read AIM’s Code of Ethics and related Procedures and I believe that this transaction complies with AIM’s Code and related Procedures. To my knowledge, my execution of this trade will not violate any federal, state or firm rules or regulations. If circumstances change I will immediately notify the Compliance Office.

Signature:	Date:

Exhibit D

Comments:

Page ______of____	EXHIBIT E

(PRIVILEGED AND CONFIDENTIAL)

Brokerage Accounts Listings

(PLEASE PRINT LEGIBLY ON THIS FORM.)

Employee Name: _______________________________
Date: ________________________________________
Department /Phone No. __________________________
Employee Number: _____________________________

I have a financial interest** in the following accounts that are held at the following broker/dealers, companies or other institutions:

Name Brokerage Account Registered Representative	Complete Name & Address: Broker/ Dealers, Companies or Other Institutions	Account Number	Full Account Registration Name (include JTWROS, UGTMA, etc.)

(USE REVERSE SIDE TO ENTER ADDITIONAL INFORMATION.)

I have identified above all applicable brokerage, company and other institutional accounts in which I have a direct or indirect beneficial ownership interest. I understand that I must contact Compliance at the time an account is closed and/or new account is opened.

Signature of Employee:

**	Securities in which you have a financial interest include, for example, your own securities held in a brokerage account as well as securities in accounts of your spouse or minor children living in your home and securities in trusts for which you are a trustee or in which you have a financial interest. Please call Compliance if you are not sure that you have a financial interest brokerage account.

Page ______ of ______	EXHIBIT E

Name Brokerage Account Registered Representative	Complete Name & Address: Broker/ Dealers, Companies or Other Institutions	Account Number	Full Account Registration Name (include It JTWROS, UGTMA, etc.)

Exhibit F

Memorandum

To:	Compliance Office

From:	_____________________________________

Date:	_____________________________________

Subject:	Personal Securities Transaction Report

This Personal Securities Transaction Report is submitted pursuant to the Procedures under AIM’s Code of Ethics. The table below lists information with respect to purchases or sales in any reportable security in which I may be deemed to have a financial interest. I hereby certify that:

1.	I am fully familiar with AIM’s Code of Ethics and related Procedures.

2.	To the best of my knowledge, the information furnished in this Report is complete, true and correct.

Employee Signature

Trade Date	Issuer	Security Type	Shares or Par Amt.	Trans Type	Price/ Unit	Broker/Dealer or Bank

Important Note: This Report is due no later than 10 calendar days following trade date.

Page ______ of ______	Exhibit G

(PRIVILEGED AND CONFIDENTIAL)

Employee Report of Holdings in Reportable Securities

Initial / Annual Disclosure of Personal Securities Holdings (Holdings Report)

(Please print legibly on this form)

Date: _____________________________________________________________________________

Employee Name: ___________________________________________________________________

List each security only once even if held in multiple accounts (i.e., Trusts, Jt Ten, JTWROS, UGTMA’s, etc.)

I have a financial interest** in the following reportable securities:

Type of Security (i.e., common; preferred; debt; affiliated funds, excluding money mkt funds)	CUSIP No.	No. Shares	Name of Security

(USE REVERSE SIDE TO ENTER ADDITIONAL INFORMATION.)

I have identified above, all securities in which I have a direct or indirect beneficial ownership interest. I understand that I must contact the Senior Compliance at the time an account is closed and/or new account is opened.

Signature of Employee:

**	Securities in which you have a financial interest include, for example, your own securities held in a brokerage account as well as securities in accounts of your spouse or minor or children living in your home and securities in trusts for which you are trustee or in which you have a financial interest and accounts over which you have influence or control. Please call the Chief if you have a beneficial ownership interest in a brokerage account.

Page ______ of ______	Exhibit G

Type of Security (i.e., common; preferred; debt; affiliated funds, excluding money mkt funds)	CUSIP No.	No. Shares	Name of Security

Exhibit H

Delegated Discretionary Account Request for Pre-Clearance Exemption

Instructions: Please complete and submit this form, along with an executed (signed) copy of the investment advisory or other agreement, to the Code of Ethics Office for processing.

Personal Information

Name:	Employee Number:

Department:	Cost Center:

Delegated Discretionary Account Information

Account Registration:

Name of Investment Advisor or other Fiduciary with Investment Discretion:

Broker Name:	Account Number:

Employee Certifications:

I hereby certify that I have beneficial ownership interest in the above account. Investment decisions are made by an independent fiduciary who is authorized by written agreement to make all investment decisions without discussing such decisions with me. (A copy of this written agreement must be provided to the Compliance Office.)

I certify that I have not and will not discuss any actual or potential investment decisions with the above party with investment discretion. I am fully aware that I must continue to abide by AIM’s Code of Ethics and related Procedures, and accordingly, I have informed my investment advisor of AIM’s trading policies and restrictions and have instructed the investment advisor to provide duplicate statements to the Compliance Office on a timely basis (not less frequently than quarterly).

Further, I certify that I have updated my brokerage accounts information on file in the Compliance Office to include the broker/dealer(s) executing trades for the above account and have made arrangements for duplicate broker confirmations and monthly/quarterly statements to be sent to AIM’s Compliance Office.

Signature:	Date:

Investment Advisor Certification

I, as the herein named fiduciary with investment discretion, certify that I have not and will not discuss any actual or potential investment decisions for the Covered Account listed above prior to or after any transactions for such account. Further, I have been informed of AIM’s trading policies and restrictions for this Covered Account.

Signature:	Date:

Compliance Office Review

Request AUTHORIZED/DENIED by:	Date:

Position:

Comments:

Exhibit I

Pre-Clearance of Private Placement Investments and Transaction Report

Instructions: Please submit this completed form, along with a current offering circular (or similar document), to the Compliance Office for processing.

Personal Information

Name:	Employee Number:

Department:	Cost Center:

Private Placement Information

Issuer Name/Security Description:

Planned Date of Investment:	Investment Amount:

Your Relationship to this Company:	Percentage of Company Owned Following this Investment:

Are you aware of any known relationship between the Company and any AMVESCAP Company? If yes, please describe:

Are/will you be a member of the Board of Directors?	If so, position held:

Senior Officers of the Company:

How did you learn of this private placement opportunity?

Additional information:

Employee Certification

I am fully aware that I must continue to abide by AIM’s Code of Ethics and related Procedures. To my knowledge, I will not be violating any federal, state or firm rules or regulations, and if circumstances change I will immediately notify the Compliance Office. Further, I believe that:

(1)	the above security is not a suitable investment for any AIM Funds or private accounts;

(2)	an investment in the above security is unique to the circumstances of the undersigned;

(3)	an investment in the above security does not involve employment at AIM as a consideration by the offeree; and

(4)	no overreaching will or could occur as a result of this investment.

I will notify the Compliance Office immediately upon learning that this company is proposing to engage in a public securities offering. This document will also act as my trade confirmation. In the event I decide not to participate in this private placement, I will promptly notify the Compliance Office.

Signature:	Date:

Compliance Office Review

Request AUTHORIZED/DENIED by:	Date:

Position:

Exhibit J

Investment Club Participation Request

Instructions: Please submit this completed form, along with a current brokerage statement of the Investment Club’s security holdings, to the Compliance Office for processing.

Personal Information

Name:	Employee Number:

Department:	Cost Center:

Investment Club Information

Name of Investment Club:

Principals of Investment Club:

Are you a member of the board of directors?	Do you control any of the investment decisions?

Do you make individual investment recommendations?	Are you involved in subsidizing the Club?

Employee Certification

I am fully aware that I must continue to abide by AIM’s Code of Ethics and related Procedures, and accordingly, I have informed the Investment Club of AIM’s trading policies and restrictions. I have updated my brokerage accounts information on file in the Compliance Office to include the broker/dealer executing trades for this investment club. Further, I will direct this investment club to send duplicate broker confirmations to the Compliance Office.

Signature:	Date:

Compliance Office Review

Request AUTHORIZED/DENIED by:	Date:

Position:

Comments:

Exhibit K

INITIAL / ANNUAL ACKNOWLEDGMENT FORM

I understand the requirements thereof and recognize that I am subject to AIM’s Code of Ethics and related Procedures, and except as otherwise disclosed to the Compliance Office, I certify that I have, to date, complied with, and will continue to comply with, such requirements. In addition, I have reported to the Compliance Office all personal securities transactions required to be reported under the Code and related Procedures. I understand that any violation of the Code or related Procedures may lead to sanctions or significant remedial action.

I understand that there are prohibitions, restrictions and blackout periods on certain types of securities transactions and that I may be subject to disgorgement proceedings on transactions that are inconsistent with the Code or related Procedures.

As a Covered/Access employee or an Access employee, I have reported to the Compliance Office all additions and/or deletions of brokerage accounts for reportable securities in which I have a financial interest. I have also disclosed to the Compliance Office all personal securities holdings in which I have a financial interest and will continue to do so on an annual basis as long as I am employed by AIM. In addition, I have disclosed below all directorship/trusteeship position(s) held during the past year.

Name

(Please legibly print your name as it appears on your paycheck)

Signature

Date

Listed below are the directorships/trusteeships that I currently hold:

Exhibit L

Report relating to AIM employee serving as a Trustee/Director or Members of Investments/Advisor Committee of a not-for-profit entity

Instructions: Please complete and submit this form to the Compliance Office on the 23rd floor.

Personal Information

Name:

Department:	Employee Number:

Entity information

Name of non-profit entity

Are you being compensated for this position? If yes, please describe the arrangement:

Employee Certification

I hereby certify that:

In connection with this activity, I certify that I will not disclose any non-public information relating to the business/financial/investment affairs of AIM to any persons affiliated with the above entity. I affirm my commitment to AIM that I will not divulge AIM proprietary information to anyone outside of AIM.

In connection with this activity, I certify that I will not disclose any non-public information concerning the business/financial/investment affairs of such entity to AIM or to any AIM employee.

Consistent with AIM’s Code of Ethics, I certify that I will not divulge any information regarding AIM Funds or separate accounts managed by AIM (including securities holdings or pending transactions) which has not already been publicly disclosed.

Signature:	Date:

Compliance Office Review

Date:

Exhibit M

Certification of Exemption from Pre-clearance

Under AIM’s Code of Ethics

I understand that the policies and procedures governing personal securities transactions set forth in the Procedures under AIM’s Code of Ethics (Code) apply to Access employees as set forth by the Code of Ethics Committee. I also understand that such designation exempts me only from pre-clearance of those securities considered to not be pre-clearable under the Code, and that I must comply with all other aspects of AIM’s Code of Ethics and related Procedures.

I certify that I qualify as an “Access Employee” under AIM’s Code of Ethics because:

(a)	I work in a position that is unrelated to any AMVESCAP Company’s investment management, investment policy or investment strategy; and

(b)	I have no day-to-day access to information on current investment strategy, portfolio holdings and portfolio transactions; and

(c)	my lack of day-to-day access to such information is due to physical separation from such investment activities and due to lack of access to computer systems that could provide me with access to current portfolio information.

I further certify that if I come into contact with such information, I will immediately contact AIM’s Chief Compliance Officer who will determine whether I may continue my designation as an “Access Employee.”

Name (please print):
(Please legibly print your name as it appears on your paycheck)

Job Title:

Department:

Date:	Phone Ext.:

Signature:

Supervisor’s Signature:	Phone Ext:

A I M ADVISORS, INC.

ADVISORY COMPLIANCE POLICIES AND PROCEDURES

VOLUME II

No: II.D	Release Date: 09/15/94	Revision Date: 10/18/00

TITLE OF PROCEDURES:	Regular Compliance Procedures Relating to Restricted Lists and Fire-walls

These Procedures Apply to:	A I M Management Group Inc.
AIM Advisor Funds
AIM Equity Funds
AIM Floating Rate Fund
AIM Funds Group
AIM Growth Series
AIM International Funds, Inc.
AIM Investment Funds
AIM Investment Securities Funds
AIM Series Trust
AIM Special Opportunities Funds
AIM Summit Fund
AIM Tax-Exempt Funds
AIM Variable Insurance Funds
Global Investment Portfolio
Short-Term Investments Co.
Short-Term Investments Trust
Tax-Free Investments Co.
All privately managed accounts

Purpose of These Procedures:	The purpose of these procedures are to restrict access to material non-public information about an investee company and to avoid a potential conflict of interest or appearance of an undue influence in the selection of investments for AIM’s mutual funds and managed accounts.

Responsibilities:	The Chief Compliance Officer prepares and maintains a Restricted List for this purpose. The Restricted List will be approved by AIM’s Code of Ethics Committee. At the first meeting after the Committee approves the Restricted List, the Funds’ Boards of Directors/Trustees will be asked to ratify the Restricted List and any changes from time to time recommended by AIM’s Code of Ethics Committee.

Page II.B.

A I M Management Group Inc.

AIM Funds, AIM Privately-Sold Hedge Funds and Managed Accounts

“Chinese Wall” and Restricted List Procedures

(Adopted March 7, 1994)

(As Amended September 28, 2000)

I.	“Chinese Wall” Policy – Independent Non-Management Directors/Trustees of the AIM Funds

A.	The Boards of Directors/Trustees of the AIM Funds (“Funds”) hereby adopt this policy relating to the independent, non-management board members thereof who also serve as non-management members of boards of directors of (or are otherwise associates of) potential investee companies, whose securities are available for investment by the Funds. To avoid potential conflicts of interest or even the potential appearance of an undue influence in the selection of investments for the Funds, the following policy standards apply:

(i)	the independent, non-management Fund Directors/Trustees (“Independent Fund Directors”) will not disclose any material, non-public or proprietary information concerning the investment activities or operations of the Funds or AIM Advisors, Inc. and its subsidiaries (“AIM”) and their affiliates to the members of management or their appointees or the directors of such investee company;

(ii)	such Independent Fund Directors will not disclose any material, non-public or proprietary information concerning the investee companies to AIM or its affiliates, including the members of the Funds’ Boards of Directors/Trustees hereof or AIM Management Group Inc. employees or Fund officers;

(iii)	the above standards will also apply to Independent Fund Directors in the event that any Fund, or affiliates thereof, owns five percent or more of the outstanding shares of the investee company or the investee company owns five percent or more of the outstanding shares of one or more Funds;

(iv)	if the Independent Fund Director is an executive officer of the investee company and/or owns 10% or more of the investee company’s outstanding stock, then such company will be added to AIM’s Restricted List that is attached to these standards and procedures;

(v)	the Independent Fund Director must disclose to the Funds’ Boards of Directors/Trustees and to AIM any other directorships, ownership of securities and officerships with potential investee companies as soon as possible, and in any event not less often than once each calendar year; and

(vi)	the Independent Fund Directors should consider disclosing this policy to the Boards of any potential investee company if such person is a director of such company.

II.	“Chinese Wall” Procedures - Special Situations

A.	AIM employees serving on committees formed with respect to investee companies, or acting in some other formal capacity with respect to a company, or who are involved on behalf of AIM or a Fund in significant investee company litigation or otherwise participating in special relationships giving rise to inside information are hereby designated as the only AIM personnel who are authorized to have access to such information.

B.	All information received by such persons must be segregated and maintained by such persons in a locked file, and sharing that information with others or trading on that information, either personally or on behalf of a Fund, privately-sold hedge fund or managed account is strictly prohibited.

III.	Restricted List Procedures (“Procedures”) - Ongoing Substantive Relationships

A.	These Procedures are necessary to address situations where there is an ongoing relationship between an officer, director or employee of a Fund or AIM and a potential investee company that is so pervasive that all trading for the Funds, privately-sold hedge funds and managed accounts should be restricted in order to avoid potential conflicts of interest or even the appearance of an undue influence in the selection of investments. The theory behind this approach is that the potential problems associated with restricting Fund, privately-sold hedge fund or managed account investments in a small handful of such companies are outweighed by the potential embarrassment and/or other problems associated with such investments.

B.	The Chief Compliance Officer prepares and maintains a Restricted List for this purpose (see Exhibit A). The Restricted List will be approved by AIM’s Code of Ethics Committee. At the first meeting after the Committee approves the Restricted List, the Funds’ Boards of Directors/Trustees will be asked to ratify the Restricted List and any changes from time to time recommended by AIM’s Code of Ethics Committee. None of the Funds, privately-sold hedge funds and managed accounts are permitted to invest in securities issued by companies while they are on the Restricted List. Examples of issuers that could appear on the Restricted List are public investee companies whose senior officers or major shareholders also serve as an officer, director or employee of AIM, one of the Funds or one of the privately-sold hedge funds. The Restricted List may also include public companies that have an advisory or sub-advisory role with respect to a Fund.

C.	The Chief Compliance Officer ensures that the Restricted List appears in AIM’s Compliance Manual. The Restricted List will be reviewed periodically by the Chief Compliance Officer and General Counsel and other senior officers of AIM, and any changes such personnel make to the Restricted List will be reported to the Code of Ethics Committee and to the Funds’ Boards at their next regular meeting following any change in the Restricted List.

AIM Funds and Managed Accounts

Restricted List

As of 08/31/04. Last modified 08/27/04

Company Name	Effective Date of Restriction	Funds Affected
AMVESCAP	04-Nov-96	All AIM Funds and Managed Accounts
HealthGrades.com, Inc.	07-Mar-00	All AIM Funds, Managed Accounts and Employees
Key Plastics Holdings, Inc.	06-Jun-00	All AIM Funds, Managed Accounts and Employees
Transgenomic, Inc.	19-Jul-00	All AIM Funds, Managed Accounts and Employees
Endwave Corp.	21-Jul-00	All AIM Funds, Managed Accounts and Employees
Repeater Technologies, Inc.	24-Jul-00	All AIM Funds, Managed Accounts and Employees
ASFG Securities Corp.	01-Jun-01	All AIM Funds and managed accounts with respect to brokerage transactions with this entity.
Diversified Investors Securities Corp.	01-Jun-01	All AIM Funds and managed accounts with respect to brokerage transactions with this entity.
Transamerica Financial Resources, Inc.	01-Jun-01	All AIM Funds and managed accounts with respect to brokerage transactions with this entity.
Transamerica Securities Sales Corp.	01-Jun-01	All AIM Funds and managed accounts with respect to brokerage transactions with this entity.
Transamerica Capital, Inc.	01-Jun-01	All AIM Funds and managed accounts with respect to brokerage transactions with this entity.
Zahorik Company, Inc.	01-Jun-01	All AIM Funds and managed accounts with respect to brokerage transactions with this entity.
Intersecurities, Inc.	01-Jun-01	All AIM Funds and managed accounts with respect to brokerage transactions with this entity.
Crescent Real Estate	05-Apr-02	All AIM Funds, Managed Accounts and Employees
Infinity, Inc.	08-Apr-02	All AIM Funds, Managed Accounts and Employees
AIM Select Real Estate Income Fund	21-Jun-02	All AIM Funds and Managed Accounts
Kestrel Solutions, Inc.	30-Sep-02	All AIM Funds and Managed Accounts
Candescent Technologies Corporation	30-Sep-02	All AIM Funds and Managed Accounts
Montgomery Cnty PA Higher Ed & Health Auth Rev	19-Dec-02	All AIM Funds and Managed Accounts
Temple University Health Systems, Inc.	07-Mar-03	All AIM Funds and Managed Accounts
New Strait Times	17-Jun-03	All AIM Funds and Managed Accounts
VERNALIS Group Plc	17-Jun-03	All AIM Funds and Managed Accounts
British Biotech PLC	03-Jul-03	All AIM Funds and Managed Accounts
Harbin Power Equipment Company Ltd.	06-Aug-03	All AIM Funds and Managed Accounts
Hines Real Estate Investment Trust, Inc.	11-Nov-03	All AIM Funds, Managed Accounts and Employees
Jahangir Siddiqui & Co.	09-Feb-04	All AIM Funds, Managed Accounts and Employees
Colonial Bank	09-Mar-04	All AIM Funds, Managed Accounts and Employees
Illinois Health Facilities	31-Mar-04	All AIM Funds and Managed Accounts

Company Name	Effective Date of Restriction	Funds Affected
BTG, Plc.	10-May-04	All AIM Funds and Managed Accounts
Helphire Group, Plc.	10-May-04	All AIM Funds and Managed Accounts
Medical Property Investment Fund Ltd.	10-May-04	All AIM Funds and Managed Accounts
ATS Medical, Inc.	17-Jun-04	All AIM Funds and Managed Accounts
Delta Petroleum, Corp.	17-Jun-04	All AIM Funds and Managed Accounts
Ecofin Water & Powere Opportunities PLC	12-Jul-04	All AIM Funds and Managed Accounts
PFI Infrastructure Company PLC	12-Jul-04	All AIM Funds and Managed Accounts
Morningstar, Inc.	14-Jul-04	All AIM Funds and Managed Accounts
MetroPCS Communications, Inc.	20-Jul-04	All AIM Funds and Managed Accounts
Travelzoo, Inc.	26-Aug-04	All AIM Funds and Managed Accounts

Company Name	Effective Date of Restriction	Funds Affected

AIM’s Code of Ethics Committee has determined that certain ongoing relationships between an AIM employee or an AIM Fund and the above potential investee companies make it appropriate that trading for all of AIM’s mutual funds (or in some cases, specific funds only) and managed accounts should be restricted. This procedure is designed to avoid potential conflicts of interest or even the appearance of an undue influence in the selection of investments.

<Note> NationsBank Corp. was removed from the restricted list due to NationsBank, Inc. no longer being a subadvisor to AIM Summit Fund, Inc.

<Note> Goodnoise Corp. was on AIM’s restricted list due to affiliation with INVESCO Private Capital, but was removed from AIM’s restricted list due to outside counsel's opinion that concentration has reduced substantially and there are no Section 16 issues.

COMSAT Corp., which was on AIM’s restricted list due to an affiliation with an AIM Fund Director, was removed from AIM’s restricted list due to the Director no longer being affiliated with this company.

Queen Sand Resources, which was on AIM’s restricted list due to reorganization of the company, was removed from AIM’s restricted list due to public announcement of this reorganization on 7/20/00.

Trimark Financial Corp. was removed from AIM’s restricted list on 8/29/00 due to the closing of the acquisition.

KPMG Consulting was removed from AIM’s restricted list on 1/29/01 due to affiliation issues no longer existing.

Investors Financial Services Corp., which was placed on AIM’s restricted list on 4/06/01, was removed from AIM’s restricted list on 4/16/01 after information relating to a merger became public.

LJL Biosystems was removed from AIM’s restricted list on 04/25/01 due to an acquisition of this company by Molecular Devices, Inc.

DUSA Pharmaceuticals was removed from AIM’s restricted list on 04/26/01due to removal of a poison pill clause from the shareholder rights plan. The company was placed on AIM’s restricted list because the AMVESCAP wide percentage holding in this company was approaching a level to which the poison plan would be triggered.

Perpetual Plc was removed from AIM’s restricted list on 8/24/01 due to closing of the acquisition by AMVESCAP.

Old Republic International Corp. was removed from AIM’s retracted list on 9/5/01 due to group wide ownership percentage in this issuer falling to minimal levels.

Zurich Financial Services Group was removed from AIM’s restricted list on 9/12/01 based on a request from our Atlanta office after withdrawal of a tender offer negotiated by parent company.

Indigo N.V. was removed form AIM’s restricted list on 9/19/01 due to a request from our New York office. INVESCO Private Capital had the ability to appoint a Board member to this issuer. This is no longer the case.

All issuers related to restrictions on sub-advised accounts were moved to a separate sub-advised account restricted list on 9/24/01.

Euronet Worldwide, which was added on 01/23/02, due to AIM receiving information regarding a PIPE from this entity was removed on 02/06/02 after a public release announcing this financing arrangement.

Allos Therapeutics, Inc. was removed from AIM’s restricted list on 3/6/02 based on a request form our New York office. INVESCO Private Capital no longer has a deputy on the Board of Directors.

New Century Financial Corp. was removed form AIM’s restricted list on 3/5/02 due to public announcement of a PIPE.

First Wave Marine, Inc, which was placed on AIM’s restricted list on 8/24/01, was removed from AIM’s restricted list on 3/14/02. The company emerged from bankruptcy and the credit workout committee, which AIM was a member of, has been dissolved.

Company Name	Effective Date of Restriction	Funds Affected

The security, OSI Systems, Inc., which was placed on AIM’s restricted list on 3/25/02 due to the planned offering of a PIPE, was removed on 4/9/02. Shortly after the being placed on the restricted list, the company reversed its plan to offer the PIPE.

The security, Lifepoint Inc., which was placed on AIM’s restricted list on 3/13/02 due to the offering of a PIPE, was removed on 4/15/02 after public announcement of the offering.

The security, iDine Rewards Network, Inc., which was placed on AIM’s restricted list on 5/02/02 due to the offering of a PIPE, was removed on 6/03/02 after public announcement of the offering. The security was placed on AIM’s restricted list on 6/25/02 after information was received regarding another planned offering of a PIPE but was removed on 7/2/02 after cancellation of the transaction.

The security, Trikon Technologies, Inc. which was placed on AIM’s restricted list on 4/08/02 due to the offering of a PIPE, was removed on 6/12/02 due to proposed financing activities not being completed.

The security, Korn/Ferry, International, Inc., which was placed on AIM’s restricted list on 5/23/02 due to non-public information received from the spouse of an employee regarding financing of the company was removed on 6/21/02 due to public announcement of the financing.

The security, Daisytek International Corp., which was placed on AIM’s restricted list on 12/10/01 due to the offering of a PIPE, was removed on 7/01/02 due to public announcement of the financing.

The security, SafeNet, Inc., which was placed on AIM’s restricted list on 7/29/02 due to the offering of a PIPE, was removed on 8/29/02 after cancellation of plans regarding the financing.

The security, F.A.O., Inc., which was placed on AIM’s restricted list on 05/08/02 due to the offering of a PIPE, was removed on 09/11/02 after cancellation of plans regarding the financing.

The security, Cardiac Sciences, Inc., which was placed on AIM’s restricted list on 11/15/01 due to the offering of a PIPE, was removed on 09/11/02 after cancellation of plans regarding the financing.

The security, EPIQ Systems, Inc., which was placed on AIM’s restricted list on October 15, 2002, was removed on 11/08/02 after the company completed and announced its financing project.

The security, Central Fund of Canada, which was placed on AIM’s restricted list on February 06, 2003, was removed on February 21, 2003 after the company completed and announced its financing project.

The security, Neptune Orient Lines, which was placed on AIM’s restricted list on June 17, 2003, was removed on September 17, 2003 due to AMVESCAP-wide ownership levels going below 4% of outstanding shares thereby removing chance of regulatory filings.

The security, CONSOL Energy Inc., which was placed on AIM’s restricted list on September 03, 2003, was removed on September 18, 2003 due to public announcement regarding financing of the company.

The security, Ntelos Inc., which was placed on AIM’s restricted list on June 26, 2003, was removed on October 06, 2003 due to the fact that AIM no longer participates on this issuer’s bondholder committee.

The security, Gadzooks, Inc., which was placed on AIM’s restricted list on October 02, 2003, was removed on October 10, 2003 due to public announcement of previously nonpublic information.

The security, Iron Mountain Inc., which was placed on AIM’s restricted list on September 12, 2003, was removed on January 14, 2004 due to acknowledgment by this entity of an immaterial future acquisition for which certain parties of AIM were aware of.

The security Connetics Corp. which was placed on AIM’s restricted list on February 09, 2003, was removed on February 13, 2003 due to public announcement regarding financing of the company.

The security CONSOL Energy, Inc. which was placed on AIM’s restricted list on February 09, 2003, was removed on February 18, 2003 due to public announcement regarding financing of the company.

Company Name	Effective Date of Restriction	Funds Affected

The security SigmaTel, Inc. which was placed on AIM’s restricted list on September 11, 2003, was removed on March 1, 2004 due to holdings by INVESCO Private Capital falling to an immaterial position after the IPO by SigmaTel, Inc.

The security OM Group, Inc. which was placed on AIM’s restricted list on June 24, 2004, was removed on July 06, 2004 due to announcement of previously non-public information.

The security New Strait Times Press which was placed on AIM’s restricted list on June 17, 2003, was removed on July 20, 2004 due to global-wide positions falling below material ownership levels.

The security Kiliam Properties, Inc., which was placed on AIM’s restricted list on June 14, 2004, was removed from AIM’s restricted list on August 27, 2004 due to public announcement regarding financing arrangements of the company.

A I M ADVISORS, INC.

ADVISORY COMPLIANCE POLICIES AND PROCEDURES

VOLUME II

No: II.E	Release Date: 11/01/91	Revision Date: 11/13/01

TITLE OF PROCEDURES:	REGULAR COMPLIANCE PROCEDURES RELATING TO INSIDER TRADING PROHIBITIONS

These Procedures Apply to:	All Employees of the AIM Management Group

Purpose of These Procedures:	The Regular Compliance Procedures Relating to Insider Trading Prohibitions are intended to foster compliance with federal and state securities laws and regulations, and to define high standards of ethical conduct which are expected to be met by all employees.

Responsibilities:	AIM’s Ethics Committee is responsible for determining revisions to Regular Compliance Procedures Relating to Insider Trading Prohibitions. All employees and are responsible for complying with the Regular Compliance Procedures Relating to Insider Trading Prohibitions.

Page II.E.

THE AIM MANAGEMENT GROUP

REGULAR COMPLIANCE PROCEDURES RELATING TO INSIDER TRADING

PROHIBITIONS

(As Revised November 13, 2001)

I.	Introduction

These rules and procedures (collectively, “Procedures”) have been adopted by the Code of Ethics Committee of the AIM Management Group (which consists of A I M Management Group Inc., A I M Advisors, Inc. and their direct and indirect subsidiaries, individually and collectively referred to as “AIM”) to carry out the intent of the Code of Ethics (“Code”) of AIM, and are incorporated by reference into and made a part of AIM’s Code. The Code has been approved by the Boards of Directors of A I M Management Group Inc. (“AIM Management”), A I M Advisors, Inc. (“AIM Advisors”) and by each of the Boards of Directors/Trustees of the AIM Funds.

A.	Code of Ethics Committee

1.	The following officers of AIM are members of the Code of Ethics Committee:

•	Members of the Office of the Chief Executive

•	Director of Investments

•	Director of Legal and Compliance

•	Chief Compliance Officer

•	Chief Equity Officer

2.	The Committee has the following responsibilities:

•	to establish the requirements of the Code and these Procedures;

•	to interpret the provisions of the Code and these Procedures;

•	to determine whether violations of the Code or these Procedures have occurred;

•	to determine the nature of any sanctions that may be imposed against employees for violations of the Code or these Procedures; and

•	to report to the Board of Directors of AIM and Boards of Directors/Trustees of AIM’s investment company client accounts.

3.	The Committee meets no less frequently than annually to review the provisions of the Code and these Procedures. The Chief Compliance Officer calls other meetings of the Committee when he believes that a possible violation of the Code or these Procedures has occurred or that the Committee should meet for other purposes, such as to consider changes to the Code or to these Procedures. A majority of the members of the Committee will constitute a quorum, provided that either the Chief Executive Officer or other senior officer who is a member of the Chief Executive’s Office must be present in order to have a quorum. A majority of the members present at a meeting constitutes the vote required for any action taken by the Committee. Special meetings of the Committee may be called by any member of the Committee to discuss matters that are deemed to warrant immediate attention.

II.	Applicability

These Procedures apply to certain officers, directors and employees of AIM. Any questions regarding the Code or these Procedures should be referred to the Chief Compliance Officer (or designee) or the General Counsel of AIM.

III.	Prohibitions

The Code of Ethics Committee has determined that the following courses of conduct are prohibited for all employees:

A.	Insider Trading

AIM forbids any employee from trading, either personally or on behalf of others (including client accounts managed by AIM), on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as “insider trading”. This policy applies to every person subject to the Code and extends to activities within and outside their duties at AIM. See Section IV.B. for more information on “insider trading”.

B.	Disclosure of Confidential Information

Except in the ordinary course of assigned duties, employees may not disclose to any non-employee or any party unrelated to AIM, information concerning particular securities that are held or being considered for purchase or sale by client accounts, any information concerning client accounts or any other information deemed confidential by AIM.

C.	“Scalping” or “Front-Running”

Employees may not acquire or dispose of financial interest in a security if such acquisition or disposition is based upon the employee's knowledge of actions already taken, being taken or being considered by AIM on behalf of any of its client accounts. Such prohibited conduct is considered to violate one or more of Sections V.A., V.B. and V.F. of the Code. Examples of this type of prohibited conduct include:

•	to gain a personal financial interest, an employee uses knowledge of a future purchase of a security by a client account and buys the security or acquires financial interest in the security before the client account buys the security; or

•	to gain a personal financial interest, an employee uses knowledge of a future sale of a security by a client account and sells the security for any account with respect to which the employee has a financial interest before the client account sells the security (e.g., the employee sells short a security based on knowledge of a future sale of the security by a client account).

IV.	AMVESCAP Group Policies Governing Employee Securities Transactions

A.	Core Principles (All Employees)

The following is listed in the AMVESCAP Group Policies Governing Employee Security Transactions and addresses policies related to Insider Trading. For a complete listing of the AMVESCAP Group Policies Governing Employee Security Transactions, see section B. in Volume II.

1.	Employees have a duty to serve the best interests of clients and not to engage in conduct that is in conflict with such interests.

2.	Employees are prohibited from mis-using “inside information”.

B.	Prohibition Against Insider Trading (All Employees)

1.	Terms and Definitions – As used in this Section IV.B., certain key terms have the following meanings:

A.	“Insider” – The concept of “Insider” is broad, and includes at a minimum all directors, officers and employees of a company. Directors, officers and employees of

AMVESCAP and its subsidiary companies are deemed to be Insiders of AMVESCAP. In addition, any person may be a temporary Insider if he/she enters into a special, confidential relationship with a company in the conduct of its affairs and, as a result, has access to non-public information developed for the company’s purposes. Thus, any person associated with AMVESCAP or any of its subsidiaries may become a temporary Insider of a company that is advised by a subsidiary or for which a subsidiary performs other services. Temporary Insiders of a company may also include, for example, its attorneys, accountants, consultants and other agents, or employees of its bank lenders and major customers.

B.	“Insider Trading” – While the law concerning “Insider Trading” is not static, it generally includes: (1) trading by an Insider while in possession of Material or Market/Price Sensitive Non-Public Information; (2) trading by non-insiders while in possession of Material or Market/Price Sensitive Non-Public Information either improperly obtained by the non-insider or disclosed to the non-insider by an Insider in violation of the Insider’s duty to keep it confidential; and (3) communicating Material or Market/Price Sensitive Non-Public Information to others.

C.	“Material Information” (U.S. terminology) and “Market or Price Sensitive Information” (U.K. terminology) – These terms generally include (1) any information that a reasonable investor would likely consider to be important to making an investment decision; and (2) any information that is reasonably certain to have a substantial effect on the price of a company’s securities. Examples of Material or Market/Price Sensitive Information include (but are not limited to) changes in dividends or dividend policy, earnings estimates or changes in previously released earnings estimates, developments concerning significant merger or acquisition proposals, developments in major litigation, and significant changes in management.

D.	“Non-Public Information” – Information is “non-public” until it has been effectively communicated to the market and the market has had time to “absorb” the information. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

2.	General Prohibition – All Directors, officers and employees (including contract employees and part-time personnel) of AMVESCAP, its subsidiaries and affiliated companies worldwide, are prohibited from engaging in Insider Trading. This prohibition applies to both personal and client accounts.

3.	Reporting Obligation – Any Director, officer or employee (including any contract or part-time employee) who possesses or believes that he/she may possess Material or Market/Price Sensitive Non-Public Information about any issuer of securities must report the matter immediately to the Chief Compliance Officer (or designee), who will review the matter and provide further instructions as to the appropriate handling of the information. Such information will be recorded on the Insider Trading Action Form (Exhibit A). A record of such information will be maintained by the Advisory Compliance Office.

4.	Penalties and Sanctions

A.	Persons who are found to have violated the prohibitions against Insider Trading set forth in Section IV.B. of these Group Policies may be subject to severe penalties and sanctions including, but not limited to, disgorgement of profits and suspension or termination of employment. These penalties and sanctions will be in addition to any penalties that may be imposed by law, including (a) civil injunctions; (b) revocation of licenses and registrations; (c) substantial fines; and/or (d) imprisonment.

VI.	Penalties for Violations of the Code

Employees who violate any of AIM’s insider trading policies will be subject to severe penalties. These penalties and sanctions will be in addition to any penalties that may be imposed by law, including (a) civil injunctions; (b) revocation of licenses and registrations; (c) substantial monetary fines; and/or (d) imprisonment.

VII.	Amendments to These Procedures

These Procedures may be amended by a majority vote of the Code of Ethics Committee. Such amendments must be approved by the Board of Directors/Trustees of AIM’s investment company, including a majority of independent directors, within six months following the change.

Attachment 1

Notice of Receipt of Non-public Information Form

Date:

(1) Name of Individual Providing the information:

(2) Department or location the individual works in:

(3) State the nature in which this inside information was obtained:

(4) Describe the material undisclosed information which may impact market values of an issuer:

(5) Indicate any necessary action items:

(6) Determine if this entity need to be placed on AIM’s Restricted List (For AIM Compliance).

Note: The Advisory Compliance Office will maintain the record of this information.